Filed Pursuant to Rule 424(b)(2)
Registration No. 333-296381
Registration No. 333-296381-01

PROSPECTUS SUPPLEMENT

(To Prospectus Dated June 1, 2026)

Cemex, S.A.B. de C.V.

U.S.$1,500,000,000 5.750% Senior Notes due 2036

Guaranteed by

Cemex Corp.

We are offering U.S.$1,500,000,000 aggregate principal amount of our 5.750% senior notes due 2036 (the “notes”). We will pay interest on the notes on June 5 and December 5 of each year, beginning on December 5, 2026. The notes will mature on June 5, 2036.

Our subsidiary, Cemex Corp. (the “Guarantor”), has fully, irrevocably and unconditionally agreed to guarantee the payment of principal, premium, if any, interest, Additional Amounts (as defined herein) and all other amounts in respect of the notes.

The notes will rank equally in right of payment with all of our other unsecured and unsubordinated debt obligations from time to time outstanding. The guarantees will rank equally in right of payment with all of the Guarantor’s other unsecured and unsubordinated debt obligations from time to time outstanding.

In the event of certain changes in the applicable rate of withholding taxes on interest (or amounts deemed interest), we may redeem the notes, in whole but not in part, at a price equal to 100.0% of their principal amount plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date. We will have the right at our option to redeem the notes, in whole at any time or in part from time to time, prior to March 5, 2036 (the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), at a redemption price equal to the greater of 100.0% of their principal amount and a “make-whole” amount described herein, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date. We will have the right at our option to redeem the notes, in whole at any time or in part from time to time, on and after the Par Call Date, at 100.0% of their principal amount plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date. See “Description of Notes—Redemption of Notes” in this prospectus supplement.

Currently, there is no public market for the notes. We intend to apply to list the notes on the New York Stock Exchange (“NYSE”), and we expect trading in the notes on the NYSE to begin within 30 days after the original issue date.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and the sections entitled “Risk Factors” in Cemex, S.A.B. de C.V.’s Annual Report on Form 20-F for the year ended December 31, 2025 (the “2025 Annual Report”) and Cemex, S.A.B. de C.V.’s report on Form 6-K, filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2026 (the “June 6-K”), which are incorporated by reference in this prospectus supplement.

	Price to Public(1)		Underwriting Discount		Proceeds to Cemex, S.A.B. de C.V.(2)
Per note		99.572%		0.475%		99.097%

Total for the notes	US$	1,493,580,000	US$	7,125,000	US$	1,486,455,000

(1)	Plus accrued interest, if any, from June 5, 2026.
(2)	Before deducting expenses payable by us related to this offering.

THE NOTES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES) (THE “CNBV”) AND THEREFORE MAY NOT BE OFFERED OR SOLD PUBLICLY IN MEXICO, EXCEPT THAT THE NOTES MAY BE OFFERED AND SOLD IN MEXICO TO INVESTORS THAT QUALIFY AS INSTITUTIONAL OR QUALIFIED INVESTORS SOLELY, PURSUANT TO THE PRIVATE PLACEMENT EXEMPTION SET FORTH IN ARTICLE 8 OF THE MEXICAN SECURITIES MARKET LAW (LEY DEL MERCADO DE VALORES).

THIS PROSPECTUS SUPPLEMENT IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE TERMS AND CONDITIONS OF ANY OFFER OF NOTES WILL BE NOTIFIED TO THE CNBV FOR INFORMATIONAL PURPOSES ONLY AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE NOTES OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH IN THIS PROSPECTUS SUPPLEMENT. THE NOTES MAY NOT BE OFFERED, SOLD OR SUBJECT TO INTERMEDIATION ACTIVITIES IN MEXICO, ABSENT AN AVAILABLE EXEMPTION UNDER THE LEY DEL MERCADO DE VALORES (MEXICAN SECURITIES MARKET LAW). IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN CITIZEN WHO MAY ACQUIRE NOTES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF US AND ANY SUBSIDIARY GUARANTOR.

None of the CNBV, the SEC or any U.S. state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the notes will be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), against payment in New York, New York on or about June 5, 2026.

Joint Bookrunners

BofA Securities	Citigroup	Crédit Agricole CIB
J.P. Morgan	Mizuho	SMBC Nikko

BBVA	BNP PARIBAS	Citizens Capital Markets	HSBC
ING	IMI - Intesa Sanpaolo	Morgan Stanley	Scotiabank

This prospectus supplement is dated June 2, 2026.

Prospectus Supplement

Prospectus

S-i

Cemex, S.A.B. de C.V. is incorporated as a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of the United Mexican States (“Mexico”). Except as the context otherwise may require, references in this prospectus supplement to the “Issuer” refer to Cemex, S.A.B. de C.V. and references to “Cemex,” “we,” “us,” or “our” refer to Cemex, S.A.B. de C.V. and its consolidated entities.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Neither we nor any of the underwriters has authorized any person to give you any other information, and neither we nor any of the underwriters takes any responsibility for any other information that others may give you. This document may only be used where it is legal to sell the notes. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate or complete as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

This prospectus supplement is based on information provided by us and other sources that we consider to be reliable. This prospectus supplement summarizes certain documents and other information and we refer you to such documents and other information for a more complete understanding of what we discuss in this prospectus supplement. In making an investment decision, you must rely on your own examination of our company and the terms of the offering and the notes, including the merits and risks involved.

We are not making any representation to any purchaser regarding the legality of an investment in the notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus supplement to be legal, business or tax advice. You should consult your own counsel, accountant, business advisor and tax advisor for legal, financial, business and tax advice regarding any investment in the notes.

We reserve the right to withdraw this offering of the notes at any time and we and the underwriters reserve the right to reject any commitment to subscribe the notes in whole or in part and to allot to any prospective investor less than the full amount of notes sought by that investor. The underwriters and certain of their respective related entities may acquire for their own account a portion of the notes.

You must comply with all applicable laws and regulations in force in your jurisdiction and you must obtain any consent, approval or permission required by you for the purchase, offer or sale of the notes under the laws and regulations in force in the jurisdiction to which you are subject or in which you make such purchase, offer or sale, and neither we nor the underwriters will have any responsibility therefor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend these forward-looking statements to be covered by the “safe harbor” provisions for forward-looking statements within the meaning of applicable securities laws and regulations in all jurisdictions where such provisions exist, including but not limited to the United States Private Securities Litigation Reform Act of 1995. In some cases, these statements can be identified by the use of forward-looking words such as, but not limited to, “will,” “may,” “assume,” “might,” “should,” “could,” “continue,” “would,” “can,” “consider,” “anticipate,” “estimate,” “expect,” “envision,” “plan,” “believe,” “foresee,” “predict,” “potential,” “target,” “goal,” “strategy,” “intend,” “aimed,” or other forward-looking words. Unless otherwise indicated, these forward-looking statements reflect our current expectations and projections about the future, which are based on certain assumptions and on our knowledge of facts and circumstances as of the date such forward-looking statements are made. These forward-looking statements and information necessarily involve risks, uncertainties and assumptions, including, but not limited to, statements related to our plans, objectives, goals, targets and expectations (operative, financial or otherwise) and other important factors that could cause results and any estimate, projection and/or guidance presented in this prospectus supplement to differ materially from historical results, performance and/or achievements or those anticipated by forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct, and actual results, performance and/or achievements may vary, including materially, from historical results, performance and/or achievements or those anticipated by forward-looking statements due to various factors. Among others, such risks, uncertainties, assumptions, and other important factors that could cause results and any estimate, projection and/or guidance presented in this prospectus supplement to differ or fail to materialize, or that otherwise could have an impact on us include those discussed in this prospectus supplement and those detailed from time to time in our other filings with the SEC, the CNBV and the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) (the “MSE”), including, but not limited to:

•

changes in general economic, political and social conditions, including government shutdowns, new governments or regimes and decisions implemented by such new governments or regimes, changes in laws or regulations in the countries in which we do business, elections, tariffs, changes in inflation, interest and foreign exchange rates, employment levels, population growth, any slowdown in the flow of remittances into countries where we operate, consumer confidence, and the liquidity of the financial and capital markets in Mexico, the United States, the European Union (the “EU”), the United Kingdom or other countries in which we operate;

•	the cyclical activity of the construction sector and reduced construction activity in our end markets or reduced use in our end markets for our products;

•

our exposure to sectors that impact our and our clients’ businesses, particularly those operating in the commercial and residential construction sectors, and the public and private infrastructure and energy sectors;

•	volatility in pension plan asset values and liabilities, which may require cash or other contributions to the pension plans;

•	changes in spending levels for residential and commercial construction and general infrastructure projects;

•	the availability of short-term credit lines or working capital facilities, which can assist us in connection with market cycles;

•

any impact of not maintaining investment grade debt rating or not obtaining investment grade debt ratings from additional rating agencies on our cost of capital and on the cost of the products and services we purchase;

S-iii

•

availability of raw materials and related fluctuating prices of raw materials, as well as of general goods and services, in particular increases in prices of raw materials, goods and services, as a result of inflation, trade barriers, measures imposed by governments or as a result of conflicts between countries that disrupt supply chains;

•	our ability to maintain and expand our distribution network and maintain favorable relationships with third parties who supply us with equipment, services and essential supplies;

•	competition in the markets in which we offer our products and services;

•

the impact of environmental cleanup costs and other remedial actions, and other environmental, climate and related liabilities relating to existing and/or divested businesses, assets and/or operations;

•	our ability to secure and permit aggregates reserves in strategically located areas in amounts that our operations require to operate or operate in a cost-efficient manner;

•	the timing and amount of federal, state, and local funding for infrastructure;

•	changes in our effective tax rate;

•

trade barriers, including, but not limited to, tariffs or import taxes, including those imposed by the United States to key markets in which we operate, in particular, Mexico, China and the EU, and changes in existing trade policies or changes to, or withdrawals from, free trade agreements, including the United States-Mexico-Canada Agreement, and the overall impact that the imposition or threat of trade barriers may cause on the overall economy of the countries in which we do business or that are part of our global supply chain;

•

our ability to comply with regulations and implement technologies and other initiatives that aim to reduce and/or capture CO2 emissions and comply with related carbon emissions regulations in place in the jurisdictions where we have operations;

•

the legal and regulatory environment, including environmental, climate, trade, energy, tax, antitrust, sanctions, import and export controls, construction, human rights, and labor welfare, and acquisition-related rules and regulations in the countries and regions in which we have operations;

•	the effects of currency fluctuations on our results of operations and financial condition;

•

our ability to satisfy our obligations under our debt agreements, the indentures that govern our outstanding notes (as defined herein) and our other debt instruments and financial obligations, and also regarding our subordinated notes with no fixed maturity and other financial obligations;

•

adverse legal or regulatory proceedings or disputes, such as class actions or enforcement or other proceedings brought by third parties, government and regulatory agencies, including antitrust investigations and claims;

•	our ability to protect our reputation and intellectual property;

•

our ability to consummate asset sales or consummate asset sales in terms favorable to us, fully integrate newly acquired businesses, achieve cost-savings from our cost-reduction initiatives, implement our pricing and commercial initiatives for our products and services, and generally meet our business strategy’s goals;

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the increasing reliance on information technology infrastructure for our sales, invoicing, procurement, financial statements, and other processes that can adversely affect our sales and operations in the event that the infrastructure does not work as intended, experiences technical difficulties, or is subjected to invasion, disruption, or damage caused by circumstances beyond our control, including cyber-attacks, catastrophic events, power outages, natural disasters, computer system or network failures, or other security breaches;

•

the effects of climate change, in particular reflected in weather conditions, including, but not limited to, excessive rain and snow, shortage of usable water, wildfires and natural disasters, such as earthquakes,

S-iv

hurricanes, tornadoes and floods, that could affect our facilities or the markets in which we offer our products and services or from where we source our raw materials;

•

availability and cost of trucks, railcars, barges, and ships, terminals, warehouses, as well as their licensed operators, drivers, staff and workers, for transport, loading and unloading of our materials or that are otherwise a part of our supply chain;

•	labor shortages and constraints;

•	our ability to hire, effectively compensate and retain our key personnel and maintain satisfactory labor relations;

•

our ability to detect and prevent money laundering, terrorism financing and corruption, as well as other illegal activities and how any measures implemented by governments to detect and prevent money laundering, terrorism financing and corruption, and other illegal activities, affect our customers, suppliers and countries in which we do business;

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defaults, losses or disruptions in agreements, financial transactions or operations resulting from sanctions or restrictions imposed on any financial institution, including, but not limited to, banks, common representatives, trustees, payment processors, paying agents or other financial intermediaries, or any related parties;

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terrorist and organized criminal activities, social unrest, as well as geopolitical events, such as global, regional or national instability, hostilities, war, and armed conflicts, including the current war between Russia and Ukraine, the ongoing war among Israel, the United States and the Islamic Republic of Iran, conflicts in the Middle East and any insecurity and hostilities in Mexico related to illegal activities or organized crime and any actions any government takes to prevent these illegal activities and organized crime;

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the impact of pandemics, epidemics, or outbreaks of infectious diseases and the response of governments and other third parties, which could adversely affect, among other matters, the ability of our operating facilities to operate at full or any capacity, supply chains, international operations, availability of liquidity, investor confidence and consumer spending, as well as the availability of, and demand for, our products and services;

•	changes in the economy that affect demand for consumer goods, consequently affecting demand for our products and services;

•	the depth and duration of an economic slowdown or recession, instability in the business landscape and lack of availability of credit;

•	declarations of insolvency or bankruptcy, or becoming subject to similar proceedings;

•	natural disasters and other unforeseen events (including global health hazards such as COVID-19);

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our ability to implement our climate action program in effect at any given time, if any, including our current “Future in Action” climate action and nature program, and to achieve our sustainability goals and objectives in effect at any given time, if any, including under our current “Future in Action” climate action and nature program; and

•	the other risks and uncertainties described under the “Risk Factors” sections in the June 6-K and the 2025 Annual Report and elsewhere in this prospectus supplement.

Forward-looking statements involve inherent risks and uncertainties. We caution you not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. Some of these factors are discussed under “Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus supplement by reference, and any reports on Form 6-K that may be incorporated

S-v

by reference in this prospectus supplement. Forward-looking statements include economic and political conditions and government policies in the countries in which we operate, inflation rates, exchange rates, regulatory developments, customer demand and competition. We caution you that the foregoing list of factors is not exclusive and that other risks and uncertainties may cause actual results to differ materially from those in forward-looking statements. You should evaluate any statements made by us in light of these important factors.

Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

S-vi

PRESENTATION OF FINANCIAL INFORMATION

Financial Statements

Our audited consolidated financial statements as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, and the accompanying notes (the “2025 Audited Financial Statements”), are included in our annual report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 24, 2026, which is incorporated herein by reference. See “Incorporation of Certain Information by Reference” in this prospectus supplement.

The 2025 Audited Financial Statements included in the 2025 Annual Report, which is incorporated by reference in this prospectus supplement, have been prepared in accordance with IFRS Accounting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB).

Our unaudited condensed consolidated financial statements as of March 31, 2026 and December 31, 2025 and for the three-month periods ended March 31, 2026 and 2025 included in the June 6-K, which is incorporated by reference in this prospectus supplement, have been prepared in accordance with the International Accounting Standard 34 Interim Financial Reporting (“IAS 34”).

Currency

References herein to “Mexican pesos” or “Ps.” are to the lawful currency of Mexico. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.

This prospectus supplement contains translations of various Mexican peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations by us that the Mexican peso amounts actually represent the U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless otherwise indicated, we have translated U.S. dollar amounts from Mexican pesos at the exchange rate of Ps. 17.94 to U.S.$1.00, which was the noon buying rate for Mexican pesos per U.S. dollar as published by the U.S. Federal Reserve Board in its H.10 Weekly Release of Foreign Exchange Rates for March 31, 2026.

Rounding

Certain figures included in this prospectus supplement have been rounded for ease of presentation. Percentage figures included in this prospectus supplement have not, in all cases, been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this prospectus supplement may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them due to rounding.

S-vii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement incorporates important information about us that is not included in or delivered with this prospectus supplement. The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents:

•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 24, 2026;

•	our Report of Foreign Private Issuer on Form 6-K furnished to the SEC on June 1, 2026; and

•

any future annual reports on Form 20-F filed with the SEC, and any future reports on Form 6-K furnished to the SEC that are identified in such reports as being incorporated by reference into this prospectus supplement or the accompanying prospectus, in each case after the date of this prospectus supplement and prior to the termination of this offering.

Any statement contained in any of the foregoing documents shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document which is also incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a copy of any and all of the information that has been incorporated by reference in this prospectus supplement and that has not been delivered with this prospectus supplement, at no cost, by writing or telephoning us at:

Cemex, S.A.B. de C.V.

Investor Relations

Avenida Ricardo Margáin Zozaya # 325

Colonia Valle del Campestre

San Pedro Garza García, Nuevo León, 66265

Mexico

Tel: +1 (212) 317-6011 / +52 (81) 8888-4327

Email: ir@cemex.com

We file reports, including annual reports on Form 20-F, and other information with the SEC pursuant to the rules and regulations of the SEC that apply to foreign private issuers. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at www.sec.gov. This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink.

S-viii

SUMMARY

This summary highlights key information described in greater detail in this prospectus supplement or the accompanying prospectus, including the documents incorporated by reference herein. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Cemex, S.A.B. de C.V.

Our Business

Cemex, S.A.B. de C.V. is an operating and a holding company engaged, directly or indirectly, through its operating subsidiaries, primarily in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates, clinker, other construction materials and Urbanization Solutions throughout the world. Cemex, S.A.B. de C.V. also owns a substantial part of the intangible assets and intellectual property used by it and its operating subsidiaries in connection with the conduct of their respective business operations worldwide. We also provide related services and reliable construction-related services to customers and communities and maintain business relationships in more than 65 countries throughout the world.

We are one of the largest cement companies in the world, based on annual installed cement production capacity. As of December 31, 2025, we had 78.0 million tons of annual installed cement production capacity and our cement sales volumes in 2025 were 48.0 million tons. We estimate we are one of the largest ready-mix concrete and aggregates companies in the world with annual sales volumes of 42.9 million cubic meters and 132.5 million tons, respectively, in each case, based on our annual sales volumes in 2025. In 2025, we traded approximately 12 million tons of cementitious and non-cementitious materials in more than 65 countries, including approximately 8 million tons of cement and clinker and approximately 4 million tons of cementitious and other materials.

We operate in different parts of the world, with operations in Mexico, the United States, Europe, Middle East and Africa and South-Central America and the Caribbean. We had total assets of $28,100 million as of March 31, 2026, and an equity market capitalization of $19,814 million as of May 29, 2026.

As of March 31, 2026, our cement production facilities were located in Mexico, Colombia, Croatia, the Czech Republic, Egypt, Germany, Jamaica, Nicaragua (leased), Poland, Puerto Rico, Spain, Trinidad and Tobago, the UAE, the United Kingdom, and the United States.

Executive Offices

Cemex, S.A.B. de C.V. is a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico, with its principal executive offices located at Avenida Ricardo Margáin Zozaya #325, Colonia Valle del Campestre, San Pedro Garza García, Nuevo León, 66265, Mexico. Cemex, S.A.B. de C.V.’s main phone number is +52 81 8888-8888. Cemex, S.A.B. de C.V.’s Mexican taxpayer identification number (Registro Federal de Contribuyentes) is CEM880726-UZA.

Recent Developments

2026 Credit Agreement

On May 28, 2026, Cemex, S.A.B. de C.V. signed a 5-year committed, Dollar-denominated $3,000 million syndicated sustainability-linked revolving credit agreement (the “2026 Credit Agreement”), which proceeds will be used for general corporate purposes (including refinancing financial obligations of Cemex and its affiliates). The 2026 Credit Agreement, denominated exclusively in Dollars, maintains interest rate margin and financial covenants, consistent with an investment-grade capital structure, which provide for a maximum ratio of Consolidated Net Debt (as defined below) to Consolidated Operating EBITDA (as defined below) (“Consolidated Leverage Ratio”) of 3.75 times throughout the life of the loan and a minimum ratio of Consolidated Operating EBITDA to interest expense (“Consolidated Coverage Ratio”) of 2.75 times. All tranches under the 2026 Credit Agreement include a margin over the Secured Overnight Financing Rate (“SOFR”) from 85 basis points to 137.5 basis points, depending on the credit rating ranging from BBB+/Baa1 or higher in the lower end to BB+/Ba1 or lower in the higher end.

The 2026 Credit Agreement is guaranteed by the Guarantor. Cemex will not be able to borrow under the 2026 Credit Agreement until certain conditions are satisfied, which Cemex currently expects to be satisfied in the short-term (possibly prior to June 30, 2026).

The 2026 Credit Agreement contains ongoing representations, warranties, affirmative and negative covenants, including financial covenants. Under the 2026 Credit Agreement, at the end of each quarter for each period of four consecutive quarters, Cemex must comply with a maximum Consolidated Leverage Ratio of 3.75 times and a minimum Consolidated Coverage Ratio of 2.75 times throughout the life of the credit agreement. These financial ratios are calculated using the consolidated amounts under IFRS. Under the 2026 Credit Agreement, (i) the Consolidated Leverage Ratio is calculated by dividing “Consolidated Net Debt” by “Consolidated Operating EBITDA” for the last 12 months as of the calculation date. Consolidated Net Debt equals debt, as reported in the statement of financial position, net of cash and cash equivalents, excluding any existing or future obligations under any securitization program and any subordinated notes of Cemex adjusted for net mark-to-market of all derivative instruments, as applicable, among other adjustments including in relation for business acquisitions or disposals; (ii) Consolidated Operating EBITDA, represents Operating EBITDA for the last 12 months as of the calculation date, as adjusted for any Operating EBITDA attributable to discontinued operations, and solely for the purpose of calculating the Consolidated Leverage Ratio on a pro forma basis for any material disposition and/or material acquisition; and (iii) Consolidated Coverage Ratio is calculated by dividing Consolidated Operating EBITDA by Consolidated Interest Expense for the last 12 months as of the calculation date. Cemex’s ability to comply with these ratios may be affected by economic conditions, volatility in foreign exchange rates, as well as by overall conditions in the financial and capital markets or other factors.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete description of the terms and conditions of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Cemex, S.A.B. de C.V.

Guarantor	Cemex Corp.

Notes Offered	U.S.$1,500,000,000 aggregate principal amount of 5.750% senior notes due 2036.

Price to Public	99.572% of principal amount, plus accrued interest, if any, from June 5, 2026.

Issue Date	The notes will be issued on June 5, 2026.

Maturity Date	The notes will mature on June 5, 2036.

Interest Rate	5.750% per annum.

Currency of Payment	All payments of principal and premium, if any, and interest on the notes will be made in U.S. dollars.

Calculation of Interest	Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Interest Payment Dates	Interest on the notes will be payable on June 5 and December 5 of each year, beginning on December 5, 2026.

Guarantees	Payments of principal, premium, if any, interest and Additional Amounts due under the notes and all amounts otherwise due under the indenture will be fully, irrevocably and unconditionally guaranteed by the Guarantor.

Priority	The notes will be direct, senior and unsecured obligations of the Issuer, and will:

•	rank equal in right of payment with all other existing and future senior indebtedness of the Issuer;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer;

•	be effectively subordinated to all existing and future secured indebtedness of the Issuer, if any, to the extent of the value of the collateral securing such indebtedness;

•	be structurally subordinated to all existing and future indebtedness of the Issuer’s subsidiaries (other than the Guarantor);

•	be subordinated to liabilities preferred by statute (such as tax, social security and labor obligations); and

•	be fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by the Guarantor.

The note guarantee by the Guarantor will be a senior and unsecured obligation of the Guarantor and will:

•	rank equal in right of payment with all other existing and future senior unsecured indebtedness of the Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Guarantor;

•	be effectively subordinated to all existing and future secured indebtedness of the Guarantor, if any, to the extent of the value of the collateral securing such indebtedness;

•	be structurally subordinated to all existing and future indebtedness of the Guarantor’s subsidiaries; and

•	be subordinated to liabilities preferred by statute (such as tax, social security and labor obligations).

As of March 31, 2026, we had approximately $6,859 million of total senior indebtedness outstanding, of which $29 million was secured indebtedness. The Guarantor had $46 million of total senior indebtedness with unaffiliated third parties, of which none was secured. As of March 31, 2026, our subsidiaries, other than the Guarantor, had $1,617 million of total indebtedness and $6,424 million of other liabilities outstanding.

The notes do not restrict our ability or the ability of the Guarantor or our subsidiaries’ ability to incur additional indebtedness in the future.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness and other financial obligations (including repayment of all or a portion of the outstanding borrowings under the Credit Agreement, dated as of October 29, 2021, as last amended on October 30, 2023 and as further amended and/or restated from time to time (the “2023 Credit Agreement”) and the Credit Agreement dated as of October 7, 2022, as last amended on April 11, 2024 and as further amended and/or restated from time to time (the “Euro Credit Agreement”)). See “Use of Proceeds” and “Capitalization” in this prospectus supplement.

Conflicts of Interest

Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

Additional Notes	Subject to the limitations set forth under “Certain Covenants—Limitation on Liens” in the Description of Notes, the Issuer and its subsidiaries may incur additional indebtedness. At the Issuer’s option, this additional indebtedness may consist of additional notes issued in one or more transactions, which have identical terms (other than the issue date, issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities transfer restrictions) so that the additional notes may be consolidated and form a single class with the notes issued on the issue date; provided that any additional notes will be issued under a separate CUSIP or ISIN number unless the additional notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Holders of additional notes would have the right to vote together with holders of the notes issued on the issue date as one class on all matters with respect to the notes issued on the issue date.

Additional Amounts	Payments of interest (or amounts deemed interest) on the notes will be subject to Mexican withholding tax at a rate of 4.9%. See “Taxation—Mexican Tax Considerations” herein. We will pay Additional Amounts in respect of those payments of interest so that the amount you receive after Mexican withholding tax is paid equals the amount that you would have received if no such Mexican withholding tax had been applicable, subject to some exceptions as described under “Description of Notes—Additional Amounts” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Optional Redemption	Make-whole Redemption. We will have the right at our option to redeem the notes, in whole at any time or in part from time to time, prior to March 5, 2036 (the date that is three months prior to the maturity date of the notes) (the “Par Call Date”), at a redemption price equal to the greater of 100.0% of their principal amount and a “make-whole” amount described herein, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date.

Par Redemption. We will have the right at our option to redeem the notes, in whole at any time or in part from time to time, on and after the applicable Par Call Date, at 100.0% of their principal amount plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date. See “Description of Notes-Redemption of Notes” in this prospectus supplement.

See “Description of Notes—Redemption of Notes” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Tax Redemption	We may redeem the notes, in whole but not in part, at any time at a price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date, if, as a result of certain changes in tax laws, there is an increase in the Additional Amounts we are obligated to pay under the notes, as described under “Description of Notes-Redemption of Notes—Tax Redemption” in this prospectus supplement and “Description of Debt Securities and Guarantees” in the accompanying prospectus.

Listing	We intend to apply to list the notes on NYSE. We expect trading in the notes on the NYSE to begin within 30 days after the original issue date. However, even if admission to listing is obtained, we will not be required to maintain it.

CUSIP/ISIN	151290 CD3 / US151290CD37.

Form and Denominations	The notes will be issued only in registered form without coupons and in minimum denominations of U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof.

Trustee, Security Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Taxation	See “Taxation” herein for a summary of certain Mexican federal and U.S. federal income tax considerations.

Governing Law	The base indenture, the supplemental indenture and the notes will be governed by the laws of the State of New York.

RISK FACTORS

You should refer to the risk factors discussed under “Risk Factors” in the accompanying prospectus and “Item 3—Key Information-Risk Factors” in the 2025 Annual Report, incorporated by reference in this prospectus supplement.

Risks Related to the Notes

The Notes will be structurally subordinated to the obligations of our subsidiaries other than the Guarantor and will be effectively subordinated to all of our and the Guarantor’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.

Cemex is an operating and holding company that conducts substantially all of its operations outside of Mexico through its subsidiaries. Accordingly, the notes will be structurally subordinated to all creditors, including trade creditors, of Cemex’s subsidiaries and consolidated entities other than the Guarantor. In particular, the notes are not guaranteed by certain of Cemex’s subsidiaries that have issued or guaranteed other of our indebtedness and cash flows from subsidiaries would only be available to make payments on the notes to the extent they are actually distributed to the Issuer. As of March 31, 2026, Cemex’s subsidiaries other than the Guarantor represented the following percentages of Cemex’s assets and revenues, on a consolidated basis:

•	81% of Cemex’s consolidated assets excluding intercompany balances and excluding investments in subsidiaries; and

•	73% of Cemex’s consolidated total revenues excluding intercompany sales.

As of March 31, 2026, our subsidiaries, other than the Guarantor, had $1,617 million of total indebtedness and $6,424 million of other liabilities outstanding. The rights of holders of the notes to receive any assets of any of Cemex’s subsidiaries other than the Guarantor, upon their liquidation or reorganization, and therefore the right of such holders to participate in those assets, will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and holders of debt of that subsidiary, except to the extent that the Issuer or the Guarantor are creditors of such subsidiary, as the case may be. In addition, creditors of the Issuer or the Guarantor may hold negotiable instruments or other instruments governed by local law that grant rights to attach assets of the Issuer or the Guarantor at the inception of judicial proceedings in the relevant jurisdiction, and any such attachment is likely to result in priorities benefiting those creditors as compared to the rights of holders of the notes. Moreover, payments to us by Cemex’s subsidiaries may be subject to local restrictions on repatriation of earnings or currency exchange.

The notes will constitute unsecured obligations. Although holders of the notes will have a direct claim on the Issuer’s assets and property, payment on the notes will be effectively junior in right of payment to any of the Issuer’s existing or future secured debt, to the extent of the value of the assets securing such debt. The indenture governing the notes will not contain any restrictions on the incurrence of additional liens, and the liens that the Issuer may incur could be substantial.

The Indenture governing the notes and the instruments governing our other debt contain cross-default and cross-acceleration provisions that may cause substantially all of the debt we have issued or incurred to become immediately due and payable as a result of a default under any one of our debt instruments.

The indenture governing the notes and the instruments governing our other debt contain certain affirmative and negative covenants. Our failure to comply with the obligations contained in indentures or other instruments governing our indebtedness could result in an event of default under the applicable instrument, which could result in the related debt and the debt issued under other instruments becoming immediately due and payable. In such event, we would need to raise funds from alternative sources, which may not be available to us on favorable terms, on a timely basis or at all. Alternatively, such default could require us to sell our assets and otherwise curtail operations in order to pay our creditors.

If the Issuer or the Guarantor were to be declared bankrupt, holders of notes may find it difficult to collect payment on the notes.

Mexican Law

Pursuant to the Mexican Insolvency Law (Ley de Concursos Mercantiles), if the Issuer is declared insolvent (en concurso mercantil) or bankrupt (en quiebra), certain claims, such as labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers’ housing fund quotas, retirement fund quotas, litigation costs, fees and expenses related to the administration of the bankruptcy estate, as well as claims from secured creditors or creditors with specific privileges against the Issuer, will have priority over claims of the holders of the notes.

Under the Mexican insolvency law, upon the Issuer’s declaration of insolvency (concurso mercantil) or bankruptcy (quiebra), the Issuer’s obligations under the notes:

(i)

would be converted into Mexican Pesos, at the exchange rate published by Banco de México prevailing at the time of such declaration and would subsequently be converted into inflation-adjusted units (Unidades de Inversión), which is a Mexican synthetic unit pegged to the consumer price index calculated and published by Banco de México;

(ii)	would not be adjusted to take into account depreciation of the Mexican Peso against the U.S. dollar occurring after declaration of insolvency and conversion to Unidades de Inversión;

(iii)	would be satisfied at the time claims of all of the creditors of the Issuer are satisfied;

(iv)	would be subject to certain statutory preferences, including tax, social security and labor claims, and claims of secured creditors (up to the value of the collateral provided to such creditors);

(v)	would cease to accrue interest from the day on which insolvency (concurso mercantil) was declared; and

(vi)	would be dependent upon the outcome and subject to the priorities of the insolvency proceedings.

United States Law

If the Guarantor were to become the subject of a case under title 11 of the U.S. Code, we cannot predict whether any distribution in respect of the note guaranty would be made or how long such distribution, if any, might be delayed.

The note guaranty may not be enforceable under U.S. insolvency laws applicable to the Guarantor or may be subject to limitations.

If in a lawsuit brought by an unpaid creditor or representative of creditors of the Guarantor, such as a trustee in bankruptcy or the Guarantor as debtor-in-possession, the court were to find that the Guarantor did not receive fair consideration or reasonably equivalent value for incurring the note guaranty and, at the time of and after and giving effect to the incurrence of such indebtedness the Guarantor (i) was or became insolvent, (ii) was engaged in a business for which the Guarantor’s remaining assets constituted unreasonably small capital, or (iii) intended to incur or believed that it would incur debts beyond its ability to pay as they mature, such court could invalidate, in whole or in part, the Guarantor’s obligations under the note guaranty as fraudulent transfers and recover amounts previously paid under the note guarantees, or could subordinate the Guarantor’s indebtedness under the note guaranty to indebtedness of its other creditors.

The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, a debtor would be considered insolvent at a particular time if the sum of its debts was greater than all of its property at a fair valuation or if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts as they because absolute and matured. There can be no assurance as to what standard a court would apply to determine whether the Guarantor was insolvent upon giving effect to its incurrence of the note guaranty or how a court would determine the Guarantor’s adequate capitalization or ability to pay debts as they mature.

An active trading market for the notes may not develop and they may not be listed on any exchange.

Prior to this offering, there has been no market for the notes. An application will be made to NYSE for the notes to be admitted to trading on the NYSE. The Issuer cannot assure you that it will obtain this listing, and, even if the notes become listed on this exchange, the Issuer may delist the notes and it would not be required to list them on any other exchange. If an active market for the notes were to develop, the notes may trade at a discount from their initial offering price, depending upon many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition. The underwriters are not under any obligation to make a market with respect to the notes, and the Issuer cannot assure you that trading markets will develop or be maintained. Accordingly, the Issuer cannot assure you as to the development or liquidity of any trading market for the notes. If the notes are not listed on any exchange or if an active market for the notes does not develop or is interrupted, the market price and liquidity of the notes may be adversely affected and you may not be able to resell your notes for an extended period of time, if at all. In addition, trading or resale of the notes (or beneficial interests therein) may be negatively affected by other factors described in this prospectus supplement arising from this transaction or the market for securities of Mexican issuers generally.

There are limited covenants in the indenture.

The Issuer and its subsidiaries are not restricted from incurring additional debt or other liabilities, including additional senior debt, under the indenture governing the notes. If the Issuer or its subsidiaries incur additional debt or liabilities, the Issuer’s ability to pay the obligations on the notes and the Guarantor’s ability to pay the obligations under the guaranty could be adversely affected. The Issuer expects that it, or its subsidiaries, will from time to time incur additional debt and other liabilities. In addition, the Issuer is not restricted under the indenture governing the notes from granting security interests over their respective assets, except to the extent described under “Description of Notes—Certain Covenants—Limitations on Liens.”

In addition, there are no financial covenants in the indenture. You are generally not protected under the indenture in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction that may adversely affect you.

The Issuer may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

If a change of control triggering event occurs as described in this prospectus supplement under the heading “Description of Notes—Change of Control,” unless the Issuer has exercised its right to redeem the notes as described under “Description of Notes—Optional Redemption,” the Issuer will be required to offer to repurchase the notes. The Issuer may not have sufficient funds to repurchase the notes in cash at that time or have the ability to arrange financing on acceptable terms. Accordingly, we may not be able to satisfy our obligations to purchase the notes unless we are able to refinance. If we fail to repurchase the notes in those circumstances, we will be in default under the Indenture, which may, in turn, trigger cross-default provisions in our other debt instruments.

Ratings of the notes may not reflect all risks of your investment in the notes.

We currently expect that, prior to issuance, the debt securities will be rated by two or more rating agencies. The ratings of credit rating agencies assigned to the debt securities will not be recommendations to purchase, hold or sell securities, inasmuch as the ratings do not comment as to market prices or suitability for a particular investor. Any credit ratings assigned to the notes are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such ratings may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lower, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant, including as a result of increases in our leverage or any decline in our operating results.

Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in the Issuer’s credit ratings, including any announcement that the Issuer’s ratings are under review for a downgrade, could affect the market value of the notes and increase the Issuer’s corporate borrowing costs.

We cannot assure you that the credit ratings for the notes will not be lowered, suspended or withdrawn by the rating agencies.

The credit ratings of the notes may change. Such ratings are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the views of the rating agencies at the time the ratings are issued. An explanation of the significance of such ratings may be obtained from the rating agencies. We cannot assure you that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in the judgment of such rating agencies, circumstances so warrant. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price and marketability of the notes.

Payments of judgments against the Issuer on the notes may not be in U.S. dollars.

In the event that proceedings are brought against the Issuer in Mexico, either to enforce a judgment or as a result of an initial action brought in Mexico before Mexican courts, the Issuer would not be required under Mexican law to discharge those obligations in a currency other than Mexican currency. Under the Monetary Law of the United Mexican States (Ley Monetaria de los Estados Unidos Mexicanos), an obligation, whether resulting from the enforcement of a judgment, a judgment arising from an initial action or by agreement, denominated in a currency other than Mexican currency, which is payable in Mexico, may be satisfied in Mexican currency at the rate of exchange in effect on the date on which payments were made. Such rate is currently determined by Banco de México every banking day and published in the Official Mexican Gazette (Diario Oficial de la Federación). As a result of the conversion to Mexican Pesos, you may suffer a U.S. dollar shortfall. You should be aware that under Mexican law, no separate action exists or is enforceable in Mexico for compensation for any such shortfall.

In the event that court proceedings were brought in the United States seeking enforcement in the United States of the Issuer’s or the Guarantor’s obligations under the notes or the note guarantees, respectively, a U.S. federal court would award a judgment only in U.S. dollars and a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment.

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, at a redemption price equal to the greater of 100.0% of the principal amount and a “make-whole” amount described herein, plus accrued and unpaid interest and any Additional Amounts thereon to, but excluding, the redemption date, as described under “Description of Notes—Optional Redemption” and “Description of Notes— Optional Redemption for Changes in Withholding Taxes.” The Issuer may redeem such notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

Interest on the notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the notes

An investment in the notes involves the risk that subsequent changes in market interest rates may adversely affect the value of the notes. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility. Interest rates may change significantly over the term of the notes. Fluctuations in interest rates can affect the market values of the notes, and it is impossible to predict what interest rates will be at any point in the future.

Collection of interest on interest may not be enforceable in Mexico.

Mexican law does not permit the collection of interest on interest and, therefore, the accrual of default interest on past due ordinary interest accrued in respect of the notes may be unenforceable in Mexico.

USE OF PROCEEDS

The net proceeds from the sale of the notes, after payment of the underwriting discount and transaction expenses, are expected to be approximately U.S.$1,483,455,000. We intend to use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of indebtedness and other financial obligations (including repayment of all or a portion of the outstanding borrowings under the 2023 Credit Agreement and the Euro Credit Agreement).

The loans under the 2023 Credit Agreement mature on October 30, 2028 and bear interest at the same rate, including an applicable margin over the benchmark interest rate of between 100 and 175 basis points for SOFR-based loans (as defined in the 2023 Credit Agreement), depending on Cemex’s Consolidated Leverage Ratio (as defined in the 2023 Credit Agreement), with such margin being subject to positive or negative adjustments in an aggregate amount not to exceed five basis points, based on certain sustainability-linked performance metrics from the prior annual period. Under the Euro Credit Agreement, the term loan facility matures on April 11, 2029 and the revolving credit facility matures on April 11, 2028. All loans under the Euro Credit Agreement bear interest at the same rate, including an applicable margin of between 140 and 215 basis points over the benchmark EURIBOR Rate (as defined in the Euro Credit Agreement), depending on Cemex’s Consolidated Leverage Ratio (as defined in the Euro Credit Agreement), with such margin being subject to positive or negative adjustments in an aggregate amount not to exceed five basis points, based on certain sustainability-linked performance metrics from the prior annual period.

Certain of the underwriters or their affiliates hold a portion of the 2023 Credit Agreement and the Euro Credit Agreement. Accordingly, such underwriters or their affiliates may receive a portion of the proceeds of this offering if the net proceeds hereof are used to repay either credit facility.

Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2026, on an actual basis and as adjusted to reflect the issuance and sale of the notes offered hereby but not the use of proceeds therefrom.

The financial information set forth below is based on information derived from Cemex, S.A.B. de C.V.’s unaudited condensed consolidated financial statements as of March 31, 2026 and December 31, 2025 and for the three-month periods ended March 31, 2026 and 2025, which have been prepared in accordance with IAS 34. Under IFRS, debt amounts are presented net of issuance costs, which will increase the debt amount as they are amortized over the term of such debt. For further information about our financial presentation, see “Selected Consolidated Financial Information” included in the June 6-K.

You should read this table in conjunction with “Use of Proceeds” appearing elsewhere in this prospectus supplement, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited financial statements and the accompanying notes, which are incorporated by reference into this prospectus supplement from the June 6-K.

	As of March 31, 2026
	Actual	As Adjusted
	(In millions of U.S. dollars)
Cash and cash equivalents	$687	$2,170

Current debt(1)
Secured
Unsecured
CEBURES	167	167
2023 Credit Agreement(3)	198	198
Euro Credit Agreement(3)	—	—
Other Unsecured	31	31

Total current debt	397	397

Other current financial obligations(4)
Secured
Other secured	879	879
Unsecured
Other unsecured	—	—

Total other current financial obligations	879	879

Total current debt plus other current financial obligations	1,276	1,276

Non-current debt
Secured
Other secured	27	27
Unsecured
Senior Notes(2)	2,570	2,570
2023 Credit Agreement(3)	791	791
Euro Credit Agreement(3)	515	515
CEBURES	782	782
Other Unsecured	73	73
Notes offered hereby	—	1,483

Total non-current debt	4,758	6,241

	As of March 31, 2026
	Actual	As Adjusted
	(In millions of U.S. dollars)
Other non-current financial obligations
Secured
Other secured	825	825

Total other non-current financial obligations(4)	825	825

Total non-current debt plus other non-current financial obligations	5,583	7,066

Total debt plus other financial obligations	6,859	8,342

Stockholders’ equity
Non-controlling interest	306	306
Controlling interest	13,137	13,137
5.125% Subordinated Notes with no fixed maturity(5)	994	994
7.200% Subordinated Notes with no fixed maturity(5)	989	989
Other	11,154	11,154

Total stockholders’ equity	13,443	13,443

Total capitalization	$20,302	$21,785

(1)	Includes current portion of non-current debt.
(2)

Includes (i) $751 million aggregate principal amount of the 5.450% Senior Secured Notes due 2029 issued by the Issuer (the “2029 Notes”), (ii) $715 million aggregate principal amount of the 5.200% Senior Secured Notes due 2030 issued by the Issuer (the “2030 Notes”), and (iii) $1,104 million aggregate principal amount of the 3.875% Senior Secured Notes due 2031 issued by the Issuer (the “2031 Notes”, collectively with the 2029 Notes and the 2030 Notes, the “Senior Notes”). Notwithstanding that the title of each series of Senior Notes includes the description “Senior Secured Notes,” the liens on the collateral securing the Senior Notes were released as reported in the Form 6-K furnished by Cemex on October 12, 2021 and, as a result, the Senior Notes are effectively senior unsecured notes.

(3)	Does not give effect to any potential repayment of borrowings as described in the “Use of Proceeds” section.
(4)

Financial Obligations include: (a) lease contracts as per IFRS 16 and (b) liabilities secured with accounts receivable. See note 15.2 to our unaudited condensed consolidated financial statements as of March 31, 2026 and December 31, 2025 and for the three-month periods ended March 31, 2026 and 2025 included in the June 6-K.

(5)

In accordance with IFRS, these securities qualify as equity instruments considering mainly that there is: (a) no contractual obligation to deliver cash or another financial asset; (b) no fixed maturity or repayment date; and (c) a unilateral option to defer principal and interest payments for indeterminate periods. Despite their qualification as equity instruments based on IFRS, Cemex’s existing subordinated notes and then the notes offered hereby may be deemed to constitute “Indebtedness” for purposes of determining compliance with the covenants set forth in the indentures that govern the Senior Notes.

DESCRIPTION OF THE NOTES

The following summary description of certain material terms and provisions of the notes supplements the description of certain terms and provisions of senior debt securities of any series described in the accompanying prospectus under the heading “Description of Debt Securities.” The terms described here, together with the relevant terms of senior debt securities contained in the accompanying prospectus, constitute a description of the material terms of the notes. In cases of inconsistency between the terms described here and the relevant terms of the prospectus, the terms presented here will apply and replace those described in the prospectus.

In this section of the prospectus supplement references to “the Issuer” are to Cemex, S.A.B. de C.V. only and do not include its subsidiaries or affiliates. References to “holders” mean those who have notes registered in their names on the books that the Issuer or the Trustee maintain for this purpose, and not those who own beneficial interests in notes issued in book-entry form through The Depository Trust Company or in notes registered in street name. You can find the definitions of certain terms used in this description under “—Certain Definitions.” Owners of beneficial interests in the notes should refer to “Form of Notes, Clearing and Settlement.”

General

The notes will be issued under a base indenture, which is expected to be entered into on the Issue Date (as defined below) (the “Base Indenture”), the form of which is filed as an exhibit to the Issuer’s registration statement on Form F-3. The Base Indenture will be supplemented and amended by a certain first supplemental indenture with respect to the notes, which is expected to be entered into on the Issue Date (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Issuer, CEMEX Corp., as guarantor (the “Guarantor”), and The Bank of New York Mellon, as Trustee, registrar, paying agent and transfer agent (the “Trustee”). The First Supplemental Indenture will be filed as an exhibit to a report on Form 6-K on or about the Issue Date and will be incorporated by reference in the Issuer’s registration statement on Form F-3.

If you purchase the notes, your rights will be determined by the notes, the Indenture and the Trust Indenture Act of 1939, as amended. You can read the Indenture and the form of notes at the location listed under “Where You Can Find More Information About Us.”

The notes will be direct, senior and unsecured obligations of the Issuer, and will:

•	rank equal in right of payment with all other existing and future senior Indebtedness of the Issuer;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of the Issuer;

•	be effectively subordinated to all existing and future secured Indebtedness of the Issuer, if any, to the extent of the value of the collateral securing such Indebtedness;

•	be structurally subordinated to all existing and future Indebtedness of the Issuer’s Subsidiaries (other than the Guarantor);

•	be subordinated to liabilities preferred by statute (such as tax, social security and labor obligations); and

•	be fully and unconditionally guaranteed, on a joint and several basis and on a senior unsecured basis, by the Guarantor.

The note guarantee by the Guarantor will be a senior and unsecured obligation of the Guarantor and will:

•	rank equal in right of payment with all other existing and future senior unsecured Indebtedness of the Guarantor;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of the Guarantor;

•	be effectively subordinated to all existing and future secured Indebtedness of the Guarantor, if any, to the extent of the value of the collateral securing such Indebtedness;

•	be structurally subordinated to all existing and future Indebtedness of the Guarantor’s Subsidiaries; and

•	be subordinated to liabilities preferred by statute (such as tax, social security and labor obligations).

As of March 31, 2026, the Issuer and its Subsidiaries had approximately $6,859 million of total senior Indebtedness outstanding, of which $29 million was secured Indebtedness. The Guarantor had $46 million of total senior Indebtedness with unaffiliated third parties, of which none was secured. As of March 31, 2026, the Issuer’s Subsidiaries, other than the Guarantor, had $1,617 million of total Indebtedness and $6,424 million of other liabilities outstanding.

Additional Notes

Subject to the limitations set forth under “Certain Covenants—Limitation on Liens,” the Issuer and its Subsidiaries may incur additional Indebtedness. At the Issuer’s option, this additional Indebtedness may consist of additional notes (“Additional Notes”) issued in one or more transactions, which have identical terms (other than the issue date, issue price, the first payment of interest on them and, to the extent necessary, certain temporary securities transfer restrictions) so that the Additional Notes may be consolidated and form a single class with the notes issued on the Issue Date; provided that any Additional Notes will be issued under a separate CUSIP or ISIN number unless the Additional Notes are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original discount, in each case for U.S. federal income tax purposes. Holders of Additional Notes would have the right to vote together with holders of the notes issued on the Issue Date as one class on all matters with respect to the notes issued on the Issue Date.

Principal, Maturity and Interest

The notes will mature on June 5, 2036.

The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The notes will be issued in the form of global notes, except in limited circumstances. See “Book-Entry; Delivery and Form.” The rights of holders of beneficial interests in the notes to receive the payments on such notes are governed by applicable procedures of The Depository Trust Company (“DTC”). If the due date for any payment in respect of any notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

Interest on the notes will accrue at the rates per annum set forth on the cover of this prospectus supplement and will be payable, in cash, semi-annually in arrears on June 5 and December 5 of each year, commencing on December 5, 2026 and at maturity, to holders of record on the immediately preceding May 21 and November 20. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

Initially, the Trustee will act as paying agent, registrar and transfer agent for the notes. The Issuer may change the paying agent and registrar without notice to holders. If a holder of $10.0 million or more in aggregate principal amount of notes has given wire transfer instructions to the paying agent at least ten (10) Business Days prior to the applicable payment date, the Issuer will make all principal, premium and interest payments on those notes in accordance with those instructions.

All money paid by the Issuer or the Guarantor to the Trustee or any paying agent that remains unclaimed at the end of two years after the amount is due to a holder, will be repaid to the Issuer or the Guarantor, as applicable. After that two-year period, the holder may look only to the Issuer or the Guarantor for payment and not to the Trustee, any paying agent or anyone else.

Additional Amounts

All payments made by the Issuer or the Guarantor (or any successor to any of them) under, or with respect to, the notes will be made free and clear of, and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any taxing authority (collectively, “Taxes”), unless such withholding or deduction is required by applicable law or by the official interpretation or administration thereof (including as described under “Taxation—Certain Mexican Federal Income Tax Considerations”).

If any deduction or withholding for, or on account of, any Taxes is imposed or levied by or on behalf of Mexico (or any taxing authority, jurisdiction or political subdivision thereof), the United States or of any jurisdiction (i) in which the issuer or any applicable guarantor, or any successor to any of them, is organized or resident for tax purposes (and, in the case of any successor, wherein such successor assumes the obligations of the notes, the guarantees and the indenture following a merger, consolidation or transfer, lease or conveyance of substantially all of the assets and properties of the issuer or any guarantor) or (ii) through which payments on the notes are made (each of Mexico, the United States and any such jurisdiction, a “Relevant Taxing Jurisdiction”) the Issuer or the relevant Guarantor or successor entity, as applicable, will pay such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each holder after such withholding or deduction will equal the respective amounts that would have been received by such holder in respect of such payments in the absence of such withholding or deduction; provided, however, that neither the Issuer nor the Guarantors (nor any paying agent) nor any successor to any of them will pay Additional Amounts to any holder or beneficial owner of notes for or on account of any of the following (“Excluded Taxes”):

(i)

any Taxes imposed solely because at any time there is or was a connection between the holder or beneficial owner of notes, as the case may be, and a Relevant Taxing Jurisdiction, including such holder or beneficial owner being or having been a citizen or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business or having had a permanent establishment therein (other than the mere purchase of the notes, or receipt of a payment or the ownership or holding of the notes);

(ii)	any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax imposed with respect to the notes;

(iii)

any Taxes imposed solely because the holder or any other person fails to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection of the holder or any beneficial owner of the notes with a Relevant Taxing Jurisdiction if compliance is required by the applicable law of such Relevant Taxing Jurisdiction or an applicable income tax treaty as a precondition to exemption from, or reduction in the rate of, such Tax (including, but not limited to, the failure to provide U.S. Internal Revenue Service, Form W-8BEN-E, W-8BEN, W-8ECI or any subsequent versions thereof), and the Issuer has given the holders at least thirty (30) days’ notice that holders will be required to provide such information and identification;

(iv)	any Taxes payable otherwise than by deduction or withholding from payments on the notes;

(v)	any Taxes that would have been avoided by presenting for payment (where presentation is required) the relevant Note to another paying agent;

(vi)

any Taxes with respect to such notes presented for payment more than thirty (30) days after the date on which the payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to holders, whichever occurs later, except to the extent that the holders of such notes would have been entitled to such Additional Amounts on presenting such notes for payment on any date during such 30-day period;

(vii)

any payment on the notes to a holder that is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of the payment would not have been entitled to the Additional Amounts had the beneficiary, settlor, member or beneficial owner been the holder of the notes;

(viii)

any Taxes withheld or deducted on or in respect of any Note pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (commonly referred to as “FATCA”), any treaty, law, regulation or other official guidance enacted by the United States implementing FATCA, any agreement between the Issuer and the United States implementing FATCA pursuant to Section 1471(b)(1) of the Code or any law of any jurisdiction implementing an intergovernmental approach to FATCA;

(ix)

any Taxes imposed by the United States that would not have been imposed but for the beneficial owner or the holder being or having been (a) a “10-percent shareholder” (as defined in section 871(h)(3) of the Code, or any successor provision) of the Guarantor or (b) a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code or any successor provision;

(x)

any Taxes imposed by the United States that would not have been imposed but for the beneficial owner or the holder being or having been a non-U.S. or U.S. personal holding company, a passive foreign investment company or a controlled foreign corporation each as defined for U.S. federal income tax purposes, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization; or

(xi)	any combination of any of the foregoing.

The foregoing provisions will survive any termination or discharge of the Indenture. The Issuer or the Guarantor, as applicable, will (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the Relevant Taxing Jurisdiction in accordance with applicable law. The Issuer or the Guarantor, as applicable, will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Relevant Taxing Jurisdiction imposing such Taxes and will furnish such certified copies to the Trustee within thirty (30) days after the date the payment of any Taxes so deducted or so withheld is due pursuant to applicable law or, if such tax receipts are not reasonably available to the Issuer or the Guarantor, or successor entity, as applicable, furnish such other documentation that provides reasonable evidence of such payment by the Issuer or the Guarantor, or successor entity, as applicable.

The exception to the obligations of the Issuer or the Guarantor or successor entity, as applicable, to pay Additional Amounts pursuant to clause (iii) above will not apply if (i) the provision of information, documentation or other evidence described in such clause (iii) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a holder or beneficial owner of a Note than comparable information or other reporting requirements imposed under U.S. tax law, regulation (including proposed regulations) and administrative practice, or (ii) Article 166, Section II, paragraph a), of the Mexican Income Tax Law (Ley del Impuesto Sobre la Renta) (or a substitute or equivalent provision) is in effect, unless (A) the provision of the information, documentation or other evidence described in such clause (iii) is expressly required by the applicable Mexican laws and regulations in order to apply Article 166, Section II, paragraph a), of the Mexican Income Tax Law (or substitute or equivalent provision), (B) the Issuer cannot obtain the information, documentation or other evidence necessary to comply with the applicable Mexican laws and regulations on its own through reasonable diligence and (C) the Issuer would not otherwise meet the requirements for application of the applicable Mexican laws and regulations.

In addition, such clause (iii) does not require, and shall not be construed to require, that any holder, including any non-Mexican pension fund, retirement fund, tax-exempt organization or financial institution, register with the Mexican Tax Management Service (Servicio de Administración Tributaria) or the Mexican Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público) to establish eligibility for an exemption from, or a reduction of, Mexican withholding taxes.

Any reference in this prospectus supplement, the Indenture, any supplemental indenture or the notes to principal, premium, interest or any other amount payable in respect of the notes by the Issuer or the Guarantor or successor entity, as applicable, will be deemed also to refer to any Additional Amounts that may be payable with respect to that amount under the obligations referred to in this subsection. Payment of any Additional Amounts with respect to interest shall be considered as an interest payment under, or with respect to, the notes.

In the event that Additional Amounts actually paid with respect to the notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of Taxes in excess of the appropriate rate applicable to the holder or beneficial owner of such notes, and as a result thereof such holder or beneficial owner is entitled to make a claim for a refund or credit of such excess from the authority imposing such withholding tax, then such holder or beneficial owner shall, by accepting such notes, and without any further action, be deemed to have assigned and transferred all right, title and interest to any such claim for a refund or credit of such excess to the Issuer or the Guarantor or successor entity, as applicable. However, by making such assignment, the holder makes no representation or warranty that the Issuer or the Guarantor or successor entity, as applicable, will be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

Note Guarantees

The Guarantor will fully and unconditionally guarantee, on a joint and several basis, the performance of all obligations of the Issuer under the Indenture and the notes on a senior basis.

The obligations of the Guarantor may be deemed to have been a fraudulent transfer and declared void, or may be effectively subordinated to those obligations that are preferred under applicable laws, in the event the Guarantor becomes subject to an insolvency proceeding under applicable law. Laws under applicable jurisdictions may, under specific circumstances, allow courts to void the notes or the related Note Guarantees. See “Risk Factors—Risks Relating to the Notes—The note guaranty may not be enforceable under U.S. insolvency laws applicable to the Guarantor or may be subject to limitations.”

The Guarantor will be automatically released and relieved of its obligations under its Note Guarantee:

(1)	in the event there is a Legal Defeasance or Covenant Defeasance of the notes as described under “—Legal Defeasance and Covenant Defeasance”;

(2)	upon satisfaction and discharge of the notes as described under “—Satisfaction and Discharge”;

(3)

in connection with the dissolution of the Guarantor or any sale or other disposition of all or substantially all of the assets of the Guarantor to a Person that is not (after giving effect to such transaction) the Issuer or any Subsidiary of the Issuer, if the dissolution, sale or other disposition does not violate the covenant described under “Limitation on Merger, Consolidation and Sale of Assets”; or

(4)

in connection with any sale or other disposition of Capital Stock of the Guarantor following which the Guarantor is no longer a direct or indirect Subsidiary of the Issuer, if the sale or other disposition does not violate the covenant described under “Limitation on Merger, Consolidation and Sale of Assets.”

In addition, subject to “Certain Covenants—Limitation on Merger, Consolidation and Sale of Assets,” the Issuer will have the right, at its sole option, to terminate the Note Guarantee of the Guarantor if at such time the Guarantor does not guarantee any Triggering Indebtedness, effectively releasing the Guarantor of its obligations under the Indenture, provided that, (i) any such election will be notified to the Trustee in writing and set forth in an Officer’s Certificate stating that all conditions precedent to such termination and release have been satisfied, (ii) subsequent to the termination and release of the Guarantor’s Note Guarantee, the Guarantor will not guarantee any Triggering Indebtedness unless contemporaneously therewith effective provision is made to guarantee the notes on the same terms as such Guarantor’s initial Note Guarantee under the Indenture, and provided further that a guarantee of Indebtedness that is committed but not fully drawn will be construed to be in effect so long as the commitment in respect of such Indebtedness is in full force and effect, regardless of whether any amounts have been drawn pursuant to such Indebtedness. None of the Issuer, the Guarantor or the Trustee will be required to make a notation on the notes to reflect any such release or termination.

On the Issue Date, only the Guarantor will guarantee the notes, and our other Subsidiaries will not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer and its Subsidiaries, as applicable. In addition, holders of minority equity interests in Subsidiaries may receive distributions prior to or pro rata with the Issuer and its Subsidiaries depending on the terms of the equity interests.

Optional Redemption

Except as stated below, the Issuer may not redeem the notes.

Make-Whole Redemption and Redemption at Par. Prior to the Par Call Date, the Issuer will have the right, at its option, to redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to the greater of:

(1) 100% of the principal amount of such notes, and

(2) (a) the sum of the present value of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption (the “Make-Whole Amount”), plus, in either case, any accrued and unpaid interest on the principal amount of the notes, if any, to, but not including, the date of redemption.

On and after the Par Call Date, the Issuer will have the right, at its option, to redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity at a redemption price equal to 100% of the principal amount of such notes, plus any accrued and unpaid interest on the principal amount of the notes, if any, to, but not including, the date of redemption.

As used in this section:

“Par Call Date” means March 5, 2036 (the date that is three months prior to the maturity date of the notes).

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Optional Redemption for Changes in Withholding Taxes. If, as a result of any amendment to, or change in, the laws (or any rules or regulations thereunder) of a Relevant Taxing Jurisdiction affecting taxation, or any amendment to or change in an official interpretation or application of such laws, rules or regulations that has a general effect, which amendment to or change of such laws, rules or regulations, or official interpretation or application, is publicly announced and becomes effective on or after the later of the Issue Date or the date the relevant jurisdiction became a Relevant Taxing Jurisdiction, the Issuer and the Guarantor, as applicable, would be obligated, after taking all reasonable measures to avoid this requirement, to pay Additional Amounts in excess of the Additional Amounts attributable to a withholding tax rate of 4.9% with respect to taxes imposed by the government of Mexico or, if different, the rate of withholding imposed by the relevant jurisdiction when it became a Relevant Taxing Jurisdiction with respect to the notes (see “ —Additional Amounts”), then, at the Issuer’s option, all, but not less than all, of the notes may be redeemed at any time on giving not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the outstanding principal amount, plus any accrued and unpaid interest on the principal amount of the notes to be redeemed to the date of redemption; provided, however, that (1) no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay Additional Amounts if a payment on the notes were then due, and (2) at the time such notice of redemption is given such obligation to pay such Additional Amounts remains in effect.

Prior to the publication of any notice of redemption pursuant to this provision, the Issuer will deliver to the Trustee:

•

an Officer’s Certificate stating that the Issuer is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and

•

an Opinion of Counsel or an opinion of a tax consultant, in either case of recognized standing in the affected Relevant Taxing Jurisdiction to the effect that the Issuer or the Guarantor, as the case may be, has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

This notice, once delivered by us to the Trustee, will be irrevocable.

Optional Redemption Procedures. In the event that less than all of the notes are to be redeemed at any time, selection of notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, in accordance with the applicable procedures of DTC, Euroclear or Clearstream, as applicable, or at the Issuer’s discretion, by lot or pro rata. No notes of a principal amount of $2,000 or less may be redeemed in part and notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 (provided that the unredeemed portion will be in a denomination of at least $2,000).

Notice of any redemption will be delivered electronically in the case of global notes or mailed by first-class mail, postage prepaid, at least 10 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. If notes are to be redeemed in part only, the notice of redemption will state the portion of the principal amount thereof to be redeemed. A Note in a principal amount equal to the unredeemed portion thereof (if any) will be issued in the name of the holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a global note will be made, as appropriate).

Any redemption and notice thereof pursuant to the Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent, in which case, such notice will describe each such condition. If any such condition precedent has not been satisfied, the Issuer shall provide notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the notes shall be rescinded or delayed as provided in such notice. Upon receipt, the Trustee shall provide such notice to each holder of the notes in the same manner in which the notice of redemption was given.

The Issuer will pay the redemption price for any Note on the date of redemption. On and after the redemption date, interest will cease to accrue on notes or portions thereof called for redemption as long as the Issuer has deposited with the Paying Agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. Upon redemption of any notes by the Issuer, such redeemed notes will be cancelled.

Sinking Fund

The Issuer is not required to make mandatory redemption payments or sinking fund payments with respect to the notes.

Change of Control

If a Change of Control Triggering Event occurs, the Issuer will offer to purchase all or a portion (in integral multiples of $1,000) of each holder’s notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the date of purchase (the “Change of Control Payment”), on the terms and conditions set forth in the Indenture.

Within 30 days following the date upon which the Change of Control Triggering Event occurred, the Issuer shall send, electronically or by first-class mail, a notice to each holder, with a copy to the Trustee, offering to purchase the notes as described above (a “Change of Control Offer”). The notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date the notice is electronically sent or mailed, other than as may be required by law (the “Change of Control Payment Date”).

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent funds in an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

(3)

deliver or cause to be delivered to the Trustee the notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the Issuer.

If only a portion of a Note is purchased pursuant to a Change of Control Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made, as appropriate), provided, that each new Note shall be in a minimum principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. Notes (or portions thereof) purchased pursuant to a Change of Control Offer will be cancelled and cannot be reissued.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all outstanding notes has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon the occurrence of a Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer is made. Such conditional Change of Control Offer may provide that, in the Issuer’s discretion, the repurchase date of the notes may be delayed until such time as any or all conditions applicable to the Change of Control shall be satisfied, or that such Change of Control Offer may be rescinded if such Change of Control does not or will not occur.

Other existing and future Indebtedness of the Issuer may contain prohibitions on the occurrence of events that would constitute a Change of Control or require that Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase the notes upon a Change of Control could cause a default under such Indebtedness even if the Change of Control itself does not.

If a Change of Control Triggering Event occurs, there can be no assurance that the Issuer will have available funds sufficient to make the Change of Control Payment for all the notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding notes pursuant to a Change of Control Offer, the Issuer expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations. However, there can be no assurance that the Issuer would be able to obtain necessary financing.

Holders will not be entitled to require the Issuer to purchase their notes in the event of a takeover, recapitalization, leveraged buyout or similar transaction which is not a Change of Control Triggering Event.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations in connection with the purchase of notes to the extent that they apply in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by doing so.

If holders of not less than 90% in aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Issuer (or any third party making such Change of Control Offer in lieu of the Issuer as described above) purchases all of the notes held by such holders, the Issuer will have the right, upon not less than

10 nor more than 60 days’ prior notice, given not more than 10 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

The provisions under the Indenture relating to the Issuer’s obligation to make an offer to purchase the notes as a result of a Change of Control Triggering Event may be, prior to the occurrence of the applicable Change of Control, waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Certain Covenants

Limitation on Liens

The Issuer will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, incur, grant or assume any Liens (except for Permitted Liens) against or upon any of their Principal Property whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, to secure any Indebtedness for borrowed money, unless contemporaneously therewith (or at the Issuer’s option, prior to) effective provision is made:

(1)	in the case of the Issuer or any Subsidiary that is not the Guarantor, to secure the notes and all other amounts due under the Indenture; and

(2)	in the case of the Guarantor, to secure such Guarantor’s Note Guarantee of the notes and all other amounts due under the Indenture,

in each case, equally and ratably with such Indebtedness (or, in the event that such Indebtedness is subordinated in right of payment to the notes or such Note Guarantee, as the case may be, prior to such Indebtedness) with a Lien on the same properties and assets securing such Indebtedness for so long as such Indebtedness is secured by such Lien.

The Issuer or any Subsidiary also may, without equally and ratably securing the notes, create or incur Liens that extend, renew, substitute or replace (including successive extensions, renewals, substitutions or replacements), in whole or in part, any Lien permitted pursuant to the preceding sentence, plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Issuer may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be incurred pursuant to any other clause or paragraph.

In connection with the Issuer’s or any Subsidiary’s entry into an instrument containing a binding commitment in respect of any revolving Indebtedness that is secured by a Lien, the Issuer may elect, pursuant to an Officer’s Certificate delivered to the Trustee, to treat all or any portion of such commitment (any such amount elected until revoked as described below, an “Elected Amount”) under any Indebtedness which is to be incurred (or any commitment in respect thereof) and secured by a Lien, as the case may be, as being incurred as of such election date, and (i) any subsequent incurrence of secured Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under the indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time, (ii) the Issuer may revoke an election of an Elected Amount at any time pursuant to an Officer’s Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations under the Indenture, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding, so long as the applicable commitment remains outstanding.

In addition, for purposes of calculating compliance with the foregoing covenant, in no event will the amount of any Indebtedness or Liens securing any Indebtedness be required to be included more than once despite the fact that more than one Person is or becomes liable with respect to such Indebtedness and despite the fact that such Indebtedness is or may be secured by the assets of more than one Person.

Limitation on Merger, Consolidation and Sale of Assets

(A) The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person (whether or not the Issuer is the surviving or continuing Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Issuer’s properties and assets (determined on a consolidated basis for the Issuer and its Subsidiaries), to any Person unless:

(a)	either

(1)	the Issuer is the surviving or continuing corporation, or

(2)

the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries) substantially as an entirety (the “Successor Issuer”):

(i)

will be a Person organized and validly existing under the laws of Mexico, the United States of America, any State thereof or the District of Columbia, Canada, the United Kingdom, Switzerland, Spain, the Netherlands, France, or any other country that is a member country of the European Union or of the OECD or any political subdivision thereof (the “Permitted Merger Jurisdiction”); and

(ii)

will expressly assume by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the notes and the performance and observance of every covenant of the notes and the Indenture on the part of the Issuer to be performed or observed and provide the Trustee with an Officer’s Certificate and Opinion of Counsel, each stating that such transaction is otherwise in compliance with the Indenture.

(b)

immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(2)(ii) above (including, without limitation, giving effect on a pro forma basis to any Indebtedness incurred or anticipated to be incurred or discharged and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing;

(c)

in the case of a transaction resulting in a Successor Issuer, the Guarantor has confirmed by supplemental indenture that its Note Guarantee will apply for Obligations of the Successor Issuer in respect of the Indenture and the notes; and

(d)

in the case of a transaction resulting in a Successor Issuer, the Successor Issuer will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this provision and that all conditions precedent provided for in the Indenture related to such transaction have been complied with.

The provisions of clauses (b) of the previous paragraph will not apply to:

(1)	any transfer of the properties or assets of a Subsidiary to the Issuer or another Subsidiary;

(2)	any merger of a Subsidiary into the Issuer or another Subsidiary; or

(3)	any merger of the Issuer into the Guarantor or a Wholly Owned Subsidiary of the Issuer.

For purposes of this covenant, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Issuer (other than to the Issuer or another Subsidiary), the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer (determined on a consolidated basis for the Issuer and its Subsidiaries), will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The Successor Issuer will succeed to, and be substituted for, the Issuer under the Indenture and the notes, as applicable. Compliance with this covenant will not affect the obligations of the Issuer (including a Successor Issuer, if applicable) under “—Change of Control,” if applicable.

(B) The Guarantor will not, and the Issuer will not cause or permit the Guarantor to, consolidate with or merge into, or sell or dispose of all or substantially all of its assets to, any Person (other than the Issuer), unless:

(a)

such Person (if such Person is the surviving entity) (the “Successor Guarantor”) assumes all of the obligations of the Guarantor in respect of its Note Guarantee by executing a supplemental indenture and providing the Trustee with an Officer’s Certificate and Opinion of Counsel, and such transaction is otherwise in compliance with the Indenture;

(b)	such Note Guarantee is to be, or has been, released as provided under “—Note Guarantee”; or

(c)	such sale or other disposition of substantially all of the Guarantor’s assets is otherwise permitted under the Indenture.

Subject to certain limitations described in the Indenture, the Successor Guarantor will succeed to, and be substituted for, the Guarantor under the Indenture and the Guarantor’s Note Guarantee.

The provisions of the previous paragraph will not apply to:

(1)	any transfer of the properties or assets of the Guarantor to the Issuer;

(2)	any merger of the Guarantor into the Issuer; or

(3)	any merger of the Guarantor into a Wholly Owned Subsidiary of the Issuer.

Reports to Holders

For so long as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any notes remain outstanding, the Issuer will provide the Trustee and the holders with:

(a)

annual reports on Form 20-F (or any successor form) containing the information required to be contained therein (or such successor form) within the time period required under the rules of the Commission (including any applicable extensions provided thereunder) for the filing of Form 20-F (or any successor form) by “foreign private issuers” (as defined in Rule 3b-4 of the Exchange Act (or any successor rule));

(b)

reports on Form 6-K (or any successor form) including, whether or not required, unaudited quarterly financial statements (which will include at least a balance sheet and income statement), within 45 days after the end of each of the first three fiscal quarters of each fiscal year; and

(c)	such other reports on Form 6-K (or any successor form) promptly from time to time after the occurrence of an event that would be required to be reported on a Form 6-K (or any successor form).

For so long as the Issuer is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and so long as any notes remain outstanding, the Issuer will provide the Trustee and the holders with English versions of:

(a)

annual audited financial statements for such fiscal year (which will include a balance sheet, income statement and cash flow statement), including a discussion of the Issuer’s financial condition and results of operations in accordance with past practice, which need not, however, contain any reconciliation to IFRS or U.S. GAAP, as applicable, or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder) of the Commission, together with a report thereon by the Issuer’s independent auditors, within 120 days after the end of each fiscal year; and

(b)

quarterly reports containing unaudited quarterly financial statements (which will include a balance sheet and income statement), which need not, however, contain any reconciliation to IFRS or U.S. GAAP, as applicable, or otherwise comply with Regulation S-X (including, without limitation, Rule 3-10 thereunder) of the Commission, within 60 days following the end of each of the first three fiscal quarters of each fiscal year.

The Issuer shall be deemed to have furnished such information referred to in the preceding two paragraphs to the Trustee and the holders by filing such information, to the extent permitted, with the Commission or posting or making available such information on the Issuer’s website or on a site accessible through the Issuer’s website maintained by the Issuer or a third party (which may be password protected).

Notwithstanding anything in the Indenture to the contrary, the Issuer will not be deemed to have failed to comply with any of its obligations hereunder for purposes of clause (4) under “—Events of Default” or for any other purpose hereunder until 75 days after the date any report hereunder is due.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Listing

Application will be made to list the notes on the New York Stock Exchange (“NYSE”). There can be no guarantee that the notes will be approved for listing, and if listed, that they will remain listed. See “Risk Factors—Risks Relating to the Notes—An active trading market for the notes may not develop and they may not be listed on any exchange.”

Notices

All notices to holders of the notes will be validly given if mailed to them at their respective addresses in the register of the holders of such notes, if any, maintained by the registrar. For so long as any notes are represented by global notes, all notices to holders of the notes will be delivered to DTC, delivery of which shall be deemed to satisfy the requirements of this paragraph.

Each such notice shall be deemed to have been given on the date of delivery or mailing. Any notice or communication mailed to a holder shall be mailed to such Person by first-class mail or other equivalent means, including electronically delivered or otherwise transmitted in accordance with DTC’s procedures, and shall be sufficiently given to them if so mailed within the time prescribed. Failure to mail a notice or communication to a holder or any defect in it shall not affect its sufficiency with respect to other holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

Events of Default

The following are “Events of Default” (each, an “Event of Default”) with respect to the notes:

(1)

default in the payment when due of the principal of or premium, if any, on any Note, including the failure to make a required payment to purchase notes tendered pursuant to an optional redemption or a Change of Control Offer;

(2)	default for 30 days or more in the payment when due of interest or Additional Amounts on any notes;

(3)	the failure to perform or comply with any of the provisions described under “—Certain Covenants—Limitation on Merger, Consolidation and Sale of Assets”;

(4)

the failure by the Issuer or any Subsidiary to comply with, or in the case of non-guarantor Subsidiaries, to perform according to, any other covenant or agreement contained in the Indenture or in such notes for 45 days or more after written notice to the Issuer from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes;

(5)	default by the Issuer or any Subsidiary under any Indebtedness which:

(a)

is caused by a failure to pay principal of or premium, if any, when due or interest on such Indebtedness prior to the later of the expiration of any applicable grace period provided in such Indebtedness on the date of such default or five days past when due; or

(b)	results in the acceleration of such Indebtedness prior to its stated maturity; and

(c)	the principal or accreted amount of Indebtedness covered by (a) or (b) at the relevant time, aggregates $100.0 million or more;

(6)

failure by the Issuer or any of its Subsidiaries to pay one or more final judgments against any of them, aggregating $100.0 million or more, which judgment(s) are not paid, discharged or stayed for a period of 60 days or more;

(7)

certain events of bankruptcy under applicable law (including concurso mercantil or quiebra) affecting the Issuer, the Guarantor, or any of the Issuer’s Significant Subsidiaries or group of Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(8)

except as permitted by the Indenture, any Note Guarantee is held to be unenforceable or invalid in a judicial proceeding or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms such Guarantor’s obligations under its Note Guarantee.

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Issuer) shall occur and be continuing, the Trustee or the holders of at least 25% in principal amount of outstanding notes may declare the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the notes to be immediately due and payable by notice in writing to the Issuer and the Trustee specifying the Event of Default and that it is a “notice of acceleration.” If an Event of Default specified in clause (7) above occurs with respect to the Issuer, then the unpaid principal of (and premium, if any) and accrued and unpaid interest on all the notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Trustee is not to be charged with knowledge of any Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to an authorized officer of the Trustee with direct responsibility for the administration of the Indenture by the Issuer or any holder.

At any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the holders of a majority in principal amount of the notes may rescind and cancel such declaration and its consequences:

(1)	if the rescission would not conflict with any judgment or decree;

(2)	if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)	if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its reasonable expenses, disbursements and advances.

No rescission will affect any subsequent Default or impair any rights relating thereto.

The holders of a majority in principal amount of the notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of, premium, if any, or interest on any notes.

Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to the Trustee indemnity satisfactory to it. Subject to all provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to such notes.

No holder of any notes will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless:

(1)	such holder gives to the Trustee written notice of a continuing Event of Default;

(2)	holders of at least 25% in principal amount of the then outstanding notes make a written request to pursue the remedy;

(3)	such holders of the notes provide the Trustee indemnity satisfactory to it;

(4)	the Trustee does not comply within 60 days; and

(5)

during such 60-day period the holders of a majority in principal amount of the outstanding notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request;

provided, that a holder of a Note may institute suit for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

The Issuer is required to deliver to the Trustee written notice of any event which would constitute certain Defaults or Events of Default, their status and what action the Issuer is taking or proposes to take in respect thereof. In addition, the Issuer and the Guarantor is required to deliver to the Trustee, within 105 days after the end of each fiscal year, an Officer’s Certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous fiscal year. The Indenture will provide that if a Default or

Event of Default occurs, is continuing and is actually known to the Trustee, the Trustee must deliver to each holder notice of the Default or Event of Default within 90 days after the occurrence thereof. Except in the case of a Default or Event of Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interest of the holders.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding notes (“Legal Defeasance”). Such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes upon fulfillment of the conditions described below, except for:

(1) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the notes when such payments are due from the trust described below;

(2) the Issuer’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments;

(3) the rights, powers, trust, duties and immunities of the Trustee and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have all obligations released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in Dollars, certain direct non-callable obligations of, or guaranteed by, the United States, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Additional Amounts) on the notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

(2) in the case of Legal Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel to the effect that:

(a)	the Issuer has received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling; or

(b)

since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee to the effect that the beneficial owners of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of the deposit pursuant to clause (1) of this paragraph (except any Default or Event of Default resulting from the failure to comply with “Certain Covenants—Limitation on Liens” as a result of any Liens securing any borrowings of funds required to effect such deposit);

(5) the Trustee has received an Officer’s Certificate stating that such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer has delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders over any other creditors of the Issuer or any Subsidiary of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others; and

(7) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the Indenture) as to all outstanding notes:

(1)	either:

(a)

all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(b)

all notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of one or more notices of redemption or otherwise (in the case that such notes have become due and payable as a result of the mailing or electronic delivery of a notice of redemption, after any conditions precedent to redemption have been satisfied or waived in writing by the Issuer), will become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, in trust, for the benefit of the holders, funds or certain direct, non-callable obligations of, or guaranteed by, the United States, sufficient without reinvestment, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay and discharge the entire Indebtedness on the notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest (including Additional Amounts) on the notes to the stated date of deposit thereof or on the applicable redemption date, as the case may be; provided that (x) upon any redemption that requires the payment of a Make-Whole Amount, the amount deposited will be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Make-Whole Amount calculated as of the date of the notice of redemption, with any deficit as of the date of redemption only required to be deposited with the Trustee on or prior to the date of redemption and (y) such deficit amount will be set forth in an

Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such deficit amount that confirms that such deficit amount will be applied toward such redemption; and

(c)	the Issuer has delivered irrevocable instructions directing the Trustee to apply such funds to the payment of the notes at maturity or the redemption date, as the case may be.

(2)	the Issuer has paid all other sums payable under the Indenture for the notes; and

(3)

the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent under the relevant Indenture relating to the satisfaction and discharge of such Indenture have been complied with.

Modification of the Indenture

From time to time, the Issuer, the Guarantor and the Trustee, without the consent of the holders, may amend the Indenture or the notes for certain specified purposes, including curing ambiguities, defects or inconsistencies, conforming the text of any Indenture or notes to any provision in this “Description of Notes,” adding Note Guarantees or covenants, issuing Additional Notes, releasing a Note Guarantee pursuant to the terms of the Indenture, releasing a Lien granted in favor of the holders of the notes pursuant to “Certain Covenants—Limitation on Liens,” evidencing a Successor Issuer, successor Guarantor or successor trustee, and making other changes which do not adversely affect the rights of any of the holders of notes in any material respect.

In executing a supplemental indenture to effect such amendments, the Trustee will be entitled to rely on, and will be fully protected in relying on, such evidence as it deems appropriate, including solely on an Opinion of Counsel and Officer’s Certificate. Other modifications and amendments of the Indenture or the notes may be made with the consent of the holders of a majority in principal amount of the then outstanding notes, issued under the Indenture, except that, without the consent of each holder of the notes affected thereby, no amendment may:

(1)	reduce the amount of notes whose holders must consent to an amendment or waiver;

(2)	reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any notes;

(3)

reduce the principal of or change or have the effect of changing the fixed maturity of any notes or change the date on which any Note may be subject to redemption (other than a reduction in the related notice period) or reduce the redemption price therefor;

(4)	make any notes payable in a currency other than that stated in the notes;

(5)

make any change in provisions of the Indenture entitling each holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting holders of a majority in principal amount of notes to waive the Default or Events of Default;

(6)	amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred;

(7)

make any change in the provisions of the Indenture described under “—Additional Amounts” that in the Issuer’s determination adversely affects the rights of the holders of the notes or amend the terms of the notes in a way that would result in a loss of exemption from Taxes;

(8)

make any change to the provisions of the Indenture or the notes that adversely affects the priority in right of payment of the notes (other than with respect to provisions relating to “Certain Covenants—Limitation on Liens”); and

(9)	impair the right of any holder to sue for payment of any amount due on its notes.

Governing Law; Jurisdiction

Each of the Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

In connection with any legal action or proceeding arising out of or relating to the notes or the Indenture, the Issuer and the Guarantor have agreed:

(i)	to submit to the jurisdiction of any U.S. federal or New York state court in the Borough of Manhattan, the City of New York;

(ii)

that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding and will irrevocably waive their right to any other jurisdiction to which they may be entitled by reason of law, by reason of their present or future domicile or for any other reason; and

(iii)	to appoint an agent for service of process with respect to any actions brought in these courts arising out of or based on the Indenture or the notes.

The process agent will receive, on behalf of the Issuer and the Guarantor, service of copies of the summons and complaint and any other process which may be served in any such legal action or proceeding brought in such New York state or U.S. federal court sitting in the City of New York.

A final judgment in any of the above legal actions or proceedings will be conclusive and may be enforced in other jurisdictions, in each case, to the extent permitted under the applicable laws of such jurisdiction.

In addition to the foregoing, the holders may serve legal process in any other manner permitted by applicable law. The above provisions do not limit the right of any holder to bring any action or proceeding against the Issuer or the Guarantor or their properties in other courts where jurisdiction is independently established.

To the extent that the Issuer or the Guarantor have or hereafter may acquire or have attributed to them any sovereign or other immunity under any law, the Issuer and the Guarantor have agreed to waive, to the fullest extent permitted by law, such immunity in respect of any claims or actions regarding their obligations under the notes and the Indenture.

The Trustee

Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

Each Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise.

No Personal Liability

An incorporator, director, officer, employee, stockholder or controlling person, as such, of the Issuer or the Guarantor will not have any liability for any obligations of the Issuer or the Guarantor under the notes or the Indenture or for any claims based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each holder waives and releases all such liability.

Currency Indemnity

The Issuer and the Guarantor will pay all sums payable under the notes solely in U.S. dollars. Any amount that a holder receives or recovers in a currency other than U.S. dollars in respect of any sum expressed to be due to such holder from the Issuer or the Guarantor will only constitute a discharge to the Issuer or the Guarantor, as applicable, to the extent of the U.S. dollar amount which such holder is able to purchase with the amount received or recovered in that other currency on the date of the receipt or recovery or, if it is not practicable to make the purchase on that date, on the first date on which such holder is able to do so. If the U.S. dollar amount is less than the U.S. dollar amount expressed to be due to such holder under any note, the Issuer and the Guarantor will indemnify such holder, to the greatest extent permitted by law, against any loss such holder sustains as a result. In any event, the Issuer and the Guarantor will indemnify such holder, to the greatest extent permitted by law, against the cost of making any purchase of U.S. dollars. For the purposes of this paragraph, it will be sufficient for such holder to certify in a satisfactory manner that such holder would have suffered a loss had an actual purchase of U.S. dollars been made with the amount received in that other currency on the date of receipt or recovery or, if it was not practicable to make the purchase on that date, on the first date on which such holder was able to do so. In addition, such holder will also be required to certify in a satisfactory manner the need for a change of the purchase date.

The indemnities described above:

(i)	constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantor;

(ii)	will give rise to a separate and independent cause of action;

(iii)	will apply irrespective of any indulgence granted by any holder; and

(iv)	will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.

Certain Definitions

Set forth below is a summary of certain defined terms as used in the Indenture.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Mexico City or London are authorized or required by law, regulation or other governmental action to remain closed.

“Capital Stock” means:

(1)

with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person;

(2)	with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and

(3)	any warrants, rights or options to purchase any of the instruments or interests referred to in clause (1) or (2) above, but excluding any Convertible Indebtedness.

“Capitalized Lease Obligation” means, as to any Person, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP; provided that, the amount of obligations attributable to any Capitalized Lease Obligations shall be the amount thereof accounted for as a liability in accordance with GAAP.

“Change of Control” means (1) the consummation of a direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), or (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Issuer, its Subsidiaries or any employee benefit plan of the Issuer or any of its Subsidiaries, has become the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of more than 50% in voting power of the Issuer’s outstanding Voting Stock. Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Issuer becomes a direct or indirect Wholly Owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” or “group” (other than a holding company satisfying the requirements of this sentence) has beneficial ownership of more than 50% in voting power of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Commission” means the U.S. Securities and Exchange Commission.

“Commodity Price Purchase Agreement” means, in respect of any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person from fluctuations in commodity prices.

“Common Stock” of any Person, means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common equity interests, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common equity interests. For the avoidance of doubt, “Common Stock” of the Issuer will be deemed to include the Issuer’s ordinary participation certificates (certificados de participación ordinaria) and American depositary receipts.

“Consolidated Tangible Assets” means, for any Person at any time, the total consolidated assets of such Person and its Subsidiaries as set forth on the balance sheet as of the most recent fiscal quarter of such Person, prepared in accordance with GAAP, less Intangible Assets.

“Convertible Indebtedness” means any Indebtedness the terms of which provide for conversion into, or exchange for, Common Stock of the Issuer, cash in lieu thereof and/or a combination of Common Stock of the Issuer and cash in lieu thereof.

“Currency Agreement” means, in respect of any Person, any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party designed to hedge foreign currency risk of such Person.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“disposition” means, with respect to any property, any sale, lease, Sale and Leaseback Transaction, assignment, conveyance, transfer or other disposition thereof.

“Disqualified Capital Stock” means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in any case, on or prior to the 91st day after the final maturity date of the notes, but excluding with respect to Mexican companies, any shares of such Mexican company that are part of the variable portion of its Capital Stock and that are redeemable under the Mexican General Law of Business Corporations (Ley General de Sociedades Mercantiles).

“Equity Derivative Agreement” means any equity derivative agreement referencing the Common Stock of the Issuer entered into in connection with any Convertible Indebtedness, including, but not limited to, any bond hedge, warrant or capped call agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) which could be negotiated in an arm’s length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, by the Issuer in good faith.

“Fitch” means Fitch Ratings and any successor to its rating agency business.

“GAAP” means IFRS as in effect on April 24, 2019. At any time, and from time to time, after the Issue Date, the Issuer may elect to apply IFRS as in effect at such time in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect on the date of such election; provided that any such election, once made, shall be irrevocable. The Issuer shall give notice of any such election to the Trustee.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person: (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness of such other Person, whether arising by virtue of partnership arrangements, or by agreement to keep-well to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise, or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. “Guarantee” used as a verb has a corresponding meaning.

“Hedging Agreement” means any Interest Rate Agreement, Currency Agreement, Commodity Price Purchase Agreement, Transportation Agreement, or Equity Derivative Agreement (or any combination thereof), in each case, not entered into for speculative purposes.

“Hedging Obligations” means the obligations of any Person pursuant to any Hedging Agreement.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Incur” means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” will have meanings correlative to the preceding).

“Indebtedness” means with respect to any Person, without duplication: (1) the principal amount (or, if less, the accreted value) of all obligations of such Person for borrowed money; (2) the principal amount (or, if less, the accreted value) of all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including any perpetual bonds, debenture notes or similar instruments without regard to maturity date; (3) all Capitalized Lease Obligations of such Person; (4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all payment obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities accounted for as current liabilities (in accordance with GAAP) arising in the ordinary course of business) to the extent of any reimbursement obligations in respect thereof; (5) reimbursement obligations with respect to letters of credit, banker’s acceptances or similar credit transactions; (6) Guarantees and other contingent obligations of such Person in respect of Indebtedness referred to in clauses (1) through (5) above and clauses (8) through (10) below; (7) all Indebtedness of any other Person of the type referred to in clauses (1) through (6) which is secured by any Lien on any property or asset of the first Person, the amount of such Indebtedness being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Indebtedness so secured; (8) all obligations under Hedging Agreements or other derivatives of such Person; (9) all liabilities (contingent or otherwise) of such Person in connection with a sale or other disposition of accounts receivable and related assets (not including Qualified Receivables Transactions), irrespective of their treatment under GAAP or IFRS; and (10) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; provided that: (a) if the Disqualified Capital Stock does not have a fixed repurchase price, such maximum fixed repurchase price will be calculated in accordance with the terms of the Disqualified Capital Stock as if the Disqualified Capital Stock were purchased on any date on which Indebtedness will be required to be determined pursuant to the Indenture, and (b) if the maximum fixed repurchase price is based upon, or measured by, the Fair Market Value of the Disqualified Capital Stock, the Fair Market Value will be the Fair Market Value thereof.

“Intangible Assets” means with respect to any Person all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of such Person prepared in accordance with GAAP.

“Interest Rate Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements) and/or other types of hedging agreements designed to hedge interest rate risk of such Person.

“Issue Date” means June 5, 2026.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. The Issuer or any of its Subsidiaries shall be deemed to own, subject to a Lien, any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligations or other title retention lease relating to such asset, or any account receivable transferred by it with recourse (including any such transfer subject to a holdback or similar arrangement that effectively imposes the risk of collectability on the transferor).

“Note Guarantee” means any guarantee of the Issuer’s Obligations under the notes and the Indenture by the Guarantor pursuant to such Indenture.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“notes” has the meaning set forth in the first paragraph of this Description of Notes.

“Obligations” means, with respect to any Indebtedness, any principal, interest (including, without limitation, Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages, and other liabilities payable under the documentation governing such Indebtedness, including in the case of the Notes and the Note Guarantees and the Indenture.

“Officer’s Certificate” means a certificate signed on behalf of a Person by an officer of such Person, who must be the chairman of the board, the chief executive officer, president, chief financial officer, any executive vice president or vice-president, treasurer, controller or attorney-in-fact of such Person, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Issuer or any Guarantor and who shall be reasonably acceptable to the Trustee.

“Person” means an individual, partnership, limited partnership, corporation, company, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Permitted Liens” means any of the following:

(1)

statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made and any other Liens created by operation of law;

(2)

Liens incurred or deposits made in the ordinary course of business in connection with (i) workers’ compensation, unemployment insurance and other types of social security or (ii) other insurance maintained by the Issuer and its Subsidiaries;

(3)

Liens for taxes, assessments and other governmental charges the payment of which is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and for which such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made;

(4)

any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(5)	Liens existing on the Issue Date;

(6)

(i) any Lien on property acquired by the Issuer or any of its Subsidiaries after the Issue Date that was existing on the date of acquisition of such property; provided that such Lien was not incurred in anticipation of such acquisition; and (ii) any Lien created to secure all or any part of the purchase price, or to secure Indebtedness incurred or assumed to pay all or any part of the purchase price, of property acquired by the Issuer or any of its Subsidiaries after the Issue Date; provided, further, that (A) any such Lien permitted pursuant to this clause (6) shall be confined solely to the item or items of property so acquired (including, in the case of any acquisition of a corporation through the acquisition of 51% or more of the voting stock of such corporation, the stock and assets of any acquired Subsidiary or acquiring Subsidiary) and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to, or is acquired for specific use with, such acquired property; and (B) if applicable, any such Lien shall be created within nine months after, in the case of property, its acquisition, or, in the case of improvements, their completion;

(7)

any Liens renewing, extending or refunding any Lien permitted by clause (5)(i) above; provided that such Lien is not extended to other property (or, instead, is only extended to equivalent property) and the principal amount of Indebtedness secured by such Lien immediately prior thereto is not increased or the maturity thereof reduced, except that the principal amount secured by any such Lien in respect of:

(a)	Hedging Obligations or other derivatives where there are fluctuations in mark-to-market exposures of those Hedging Obligations or other derivatives, and

(b)

Indebtedness consisting of any “Certificados Bursátiles de Largo Plazo” or any refinancing thereof, where principal may increase by virtue of capitalization of interest, may be increased by the amount of such fluctuations, capitalizations or drawings, as the case may be;

(8)	Liens on Receivables Assets or Capital Stock of a Receivables Subsidiary, in each case, granted in connection with a Qualified Receivables Transaction;

(9)	Liens granted pursuant to or in connection with any netting or set-off arrangements entered into in the ordinary course of business;

(10)	any Lien permitted by the Trustee, acting on the instructions of at least 50% of the holders of notes;

(11)

any Lien granted by the Issuer or any of its Subsidiaries to secure Indebtedness under a Permitted Liquidity Facility; provided that the maximum amount of such Indebtedness secured by such Lien does not exceed $750.0 million at any time;

(12)

in addition to the Liens permitted by the foregoing clauses (1) through (11), Liens securing obligations of the Issuer and its Subsidiaries that in the aggregate secure obligations in an amount not in excess of the greater of (i) 10% of Consolidated Tangible Assets and (ii) $1.5 billion.

“Permitted Liquidity Facility” means a loan facility or facilities made available to the Issuer or any Subsidiary; provided that the aggregate principal amount of utilized and unutilized commitments under such facilities must not exceed $1.0 billion (or its equivalent in another currency) at any time.

“Post-Petition Interest” means all interest accrued or accruing after the commencement of any insolvency or liquidation proceeding (and interest that would accrue but for the commencement of any insolvency or liquidation proceeding) in accordance with and at the contract rate (including, without limitation, any rate applicable upon default) specified in the agreement or instrument creating, evidencing or governing any Indebtedness, whether or not, pursuant to applicable law or otherwise, the claim for such interest is allowed as a claim in such insolvency or liquidation proceeding.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights over any other Capital Stock of such Person with respect to dividends, distributions or mandatory redemptions or upon liquidation.

“Principal Property” means any operational cement production facilities and related fixtures and improvements owned by the Company or any Subsidiary.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any Subsidiary pursuant to which the Issuer or any Subsidiary may sell, convey, assign or otherwise transfer to a Receivables Entity any Receivables Assets to obtain funding for the operations of the Issuer and its Subsidiaries:

(1)	for which no term of any portion of the Indebtedness or any other obligations (contingent or otherwise) or securities incurred or issued by any Person in connection therewith:

(a)	directly or indirectly provides for recourse to, or any obligation of, the Issuer or any Subsidiary in any way, whether pursuant to a Guarantee or otherwise, except for Standard Undertakings,

(b)

directly or indirectly subjects any property or asset of the Issuer or any Subsidiary (other than Capital Stock of a Receivables Subsidiary) to the satisfaction thereof, except for Standard Undertakings, or

(c)	results in such Indebtedness, other obligations or securities constituting Indebtedness of the Issuer or a Subsidiary, including following a default thereunder, and

(2)

in connection with which, neither the Issuer nor any Subsidiary has any obligation to maintain or preserve a Receivable Entity’s financial condition, cause a Receivables Entity to achieve certain levels of operating results, fund losses of a Receivables Entity, or except in connection with Standard Undertakings, purchase assets of a Receivables Entity.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the notes is lowered from their rating then in effect as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control (or pending Change of Control) by at least two of the Rating Agencies (or, in the event that (i) only two Rating Agencies are providing a rating for the notes at the commencement of any Trigger Period, by at least one Rating Agency or (ii) only one Rating Agency is providing a rating for the Notes at the commencement of any Trigger Period, by such Rating Agency) on any date during the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) the first public notice of the intention by the Issuer to effect a Change of Control, and ending 60 days thereafter (which Trigger Period will be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) ; provided that a lowering of a rating shall not be deemed to have occurred in respect of a particular Change of Control if such Rating Agency making the lowering in rating does not publicly announce or confirm or inform the Issuer in writing that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control. Notwithstanding the foregoing, no Rating Downgrade Event will be deemed to have occurred as a result of any event or circumstance comprised of or arising as a result of, or in respect of, a Change of Control unless and until such Change of Control has actually been consummated.

“Receivables Assets” means:

(1) accounts receivable, leases, conditional sale agreements, instruments, chattel paper, installment sale contracts, obligations, general intangibles, and other similar assets, in each case, relating to goods, inventory or services of the Issuer and its Subsidiaries,

(2) equipment and equipment residuals relating to any of the foregoing,

(3) contractual rights, Guarantees, letters of credit, Liens, insurance proceeds, collections and other similar assets, in each case, related to the foregoing, and

(4) proceeds of all of the foregoing.

“Receivables Entity” means a Receivables Subsidiary or any other Person not an Affiliate of the Issuer, in each case, whose sole business activity is to engage in Qualified Receivables Transactions, including to issue securities or other interests in connection with a Qualified Receivables Transaction.

“Receivables Subsidiary” means any Subsidiary of the Issuer that engages in no activities other than Qualified Receivables Transactions and activities related thereto and that is designated by the Issuer as a Receivables Subsidiary. Any such designation by the Issuer will be evidenced to the Trustee by filing with the Trustee an Officer’s Certificate of the Issuer.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Issuer or any of its Subsidiaries of any property, whether owned by the Issuer or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or any of its Subsidiaries to such Person or to any other Person by whom funds have been or are to be advanced on the security of such property.

“Significant Subsidiary” means a Subsidiary of the Issuer constituting a “Significant Subsidiary” of the Issuer in accordance with Rule 1-02(w) of Regulation S-X under the Securities Act in effect on the date hereof.

“Standard Undertakings” means representations, warranties, covenants, indemnities and similar obligations, including servicing obligations, entered into by the Issuer or any Subsidiary of the Issuer in connection with a Qualified Receivables Transaction, which are customary in similar non-recourse receivables securitization, purchase or financing transactions.

“Subsidiary” means with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust, estate or other entity of which (or in which) more than fifty percent (50%) of (a) in the case of a corporation, the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency that has not occurred and is not in the control of such Person), (b) in the case of a limited liability company, partnership or joint venture, the voting or other power to control the actions of such limited liability company, partnership or joint venture or (c) in the case of a trust or estate, the voting or other power to control the actions of such trust or estate, is at the time directly or indirectly owned or controlled by (x) such Person, (y) such Person and one or more of its other Subsidiaries or (z) one or more of such Person’s other Subsidiaries. Unless the context otherwise requires, all references herein to “Subsidiaries” shall refer to a Subsidiary of the Issuer.

“Transportation Agreement” means, in respect of any Person, any agreement or arrangement designed to protect such Person from fluctuations in prices related to transportation.

“Triggering Indebtedness” means (i) any debt securities of the Issuer (other than the notes (including any Additional Notes)) issued in the capital markets, or (ii) any bilateral or syndicated credit facility extended by any financial institutions to the Issuer, in each case that has an aggregate principal amount at any one time outstanding in excess of U.S. $250.0 million (or its equivalent in other currencies).

“Voting Stock” with respect to any Person, means securities of any class of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors (or equivalent governing body) of such Person.

“Wholly Owned Subsidiary” means, for any Person, any Subsidiary of which at least 99.0% of the outstanding Capital Stock (other than, in the case of a Subsidiary not organized in the United States, directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) is owned by such Person or any other Person that satisfies this definition in respect of such Person.

FORM OF NOTES, CLEARING AND SETTLEMENT

Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in the global notes may be credited within DTC to its direct and indirect participants, including Euroclear Bank S.A./N.V., and Clearstream, Luxembourg Banking, société anonyme, on behalf of the owners of such interests.

Investors may hold their interests in the global notes directly through DTC if they are participants in DTC, or indirectly through organizations that are participants in those systems.

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in certain limited circumstances. Instead, upon issuance, all the notes will be represented by one or more fully registered global notes. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability of beneficial holders to transfer the notes.

TAXATION

The following discussion supplements and, to the extent inconsistent therewith, replaces the discussion in the accompanying prospectus, and is subject to the same limitations and qualifications set forth therein.

U.S. Federal Income Tax Considerations

The following is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) with respect to the ownership and disposition of the notes. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings, official pronouncements and administrative and judicial decisions, all as in effect on the date of this prospectus supplement and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion applies only to U.S. Holders that purchase the notes pursuant to this offering at their original issue price and that hold the notes as “capital assets” as defined in the Code (generally, property held for investment). Moreover, this summary is for general information only and does not address all aspects of U.S. federal income taxation that may be relevant to specific investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark to market method of accounting, brokers, expatriates, entities or arrangements treated as partnerships for U.S. federal income tax purposes, and partners or members therein, persons that hold their notes as part of a straddle, hedge, conversion transaction or other integrated transaction for U.S. federal income tax purposes, U.S. Holders whose functional currency is not the U.S. dollar, persons subject to any minimum tax, or persons deemed to sell notes under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those discussed below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax on certain net investment income, or the effect of any state, local or non-U.S. tax law. No assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

ALL PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL TAX LAWS, NON-U.S. TAX LAWS AND INCOME TAX TREATIES.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a note (as determined for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation (or entity or arrangement treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (2) that has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the U.S. federal income tax treatment of its partners will generally depend upon the status of the partners and the activities of the partnership. Partners in such a partnership should consult their tax advisors regarding the tax considerations applicable to them of the partnership’s investment in the notes.

Prospective investors considering the purchase of notes should consult their tax advisors concerning the U.S. federal, state, local and non-U.S. tax considerations applicable to owning and disposing of the notes.

We expect, and the summary below assumes, that the notes will not be treated as issued with original issue discount for U.S. federal income tax purposes.

Payment of Interest

Interest paid on the notes (including any non-U.S. tax withheld therefrom and any Additional Amounts paid in respect thereof (including any non-U.S. tax withheld therefrom)) paid in respect of the notes will generally be includible in a U.S. Holder’s gross income as ordinary income at the time it is paid or accrued in accordance with the U.S. Holder’s usual method of tax accounting for U.S. federal income tax purposes.

Interest on the notes will generally be treated as foreign source income for U.S. federal income tax purposes and constitute passive income for foreign tax credit purposes. Subject to applicable limitations and conditions, a U.S. Holder may be entitled to a credit against such U.S. Holder’s U.S. federal income tax liability or a deduction in computing such U.S. Holder’s U.S. taxable income (provided that the U.S. Holder elects to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year), for any foreign income taxes withheld to the extent such taxes are not refundable. The rules governing the foreign tax credit and deductions in lieu thereof are complex and depend upon a U.S. Holder’s particular circumstances. Each prospective investor should consult its tax advisor regarding the application of these rules in light of its particular circumstances.

Sale, Exchange, Redemption, Retirement or Other Disposition

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, repurchase, retirement or other taxable disposition (each, a “disposition”) of a note equal to the difference between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in the note. For this purpose, the amount realized will not include any amount attributable to accrued but unpaid interest on the note (which will be subject to tax as interest as described above under “—Payment of Interest”). A U.S. Holder’s adjusted tax basis in the note will generally equal the amount the U.S. Holder pays for the note. Any such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the notes exceeds one year at the time of disposition. Long-term capital gains recognized by individuals and other non-corporate U.S. Holders are generally subject to preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.

Any gain or loss recognized by a U.S. Holder on the disposition of a note will generally be treated as from sources within the United States for foreign tax credit purposes. Consequently, a U.S. Holder may not be able to claim a foreign tax credit with respect to Mexican withholding tax imposed on such gain unless the U.S. Holder can apply the credit (subject to applicable limitations) against U.S. federal income tax payable on other income from foreign sources or is entitled to treat such gain as Mexican source under the income tax treaty between the United States and Mexico. Alternatively, the U.S. Holder may be entitled to a deduction in computing such U.S. Holder’s U.S. taxable income (provided that the U.S. Holder elects to deduct, rather than credit, all foreign income taxes paid or accrued for the relevant taxable year). The rules governing the foreign tax credit and deductions in lieu thereof are complex and depend upon a U.S. Holder’s particular circumstances. Each prospective investor should consult its tax advisor regarding the application of these rules in light of its particular circumstances.

Foreign Financial Asset Reporting

A U.S. Holder may be required to report information relating to holdings of certain foreign financial assets generally by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. Holder’s federal income tax return. A U.S. Holder may also be subject to significant penalties if the U.S. Holder is required to report such information and fails to do so. U.S. Holders should consult their tax advisors regarding information reporting obligations, if any, with respect to an investment in the Notes.

Mexican Tax Considerations

The following is a general summary of the principal Mexican federal income tax consequences under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), as currently in effect, of the purchase, ownership and disposition of the notes by a holder that is not a resident of Mexico for tax purposes and that will not hold notes or a beneficial interest therein in connection with the conduct of a trade or business through a permanent establishment for tax purposes in Mexico (a “foreign holder”).

For purposes of Mexican taxation, tax residency is a highly technical definition that involves the application of a number of factors. Generally, an individual is a resident of Mexico for tax purposes if he or she has established his or her home in Mexico or if his or her “center of vital interest” is located in Mexico, which is deemed to occur if any of the following are met: (i) more than 50% of such individual’s total income, in any calendar year, is from a Mexican source, or (ii) such individual’s principal center of professional activities is located in Mexico. A Mexican national that is employed by the Mexican government is deemed to be a resident of Mexico for tax purposes, even in the event that his/her center of vital interests is located outside Mexico. Unless otherwise proven, Mexican nationals are deemed residents of Mexico for tax purposes. A corporation is considered a resident of Mexico for tax purposes if it has established its principal place of business management or its effective seat of business management in Mexico. A permanent establishment in Mexico for tax purposes of a foreign person will be regarded as a resident of Mexico for tax purposes, and such permanent establishment will be required to pay taxes in Mexico in accordance with applicable tax laws, for any income attributable to such permanent establishment. However, any determination of residence should take into account the particular situation of each person or legal entity.

U.S./Mexico and Other Tax Treaties

The United States and Mexico have entered into a Convention for the Avoidance of Double Taxation (collectively, with subsequent Protocols thereto, referred to as the “tax treaty”). The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters. Prospective purchasers of notes should consult their own tax advisors as to the tax consequences, if any, of such treaties.

Payments in Respect of the Notes

Under the Mexican Income Tax Law, payments of interest made in respect of the notes (including payments of principal in excess of the issue price, which, under Mexican law, are deemed to be interest) to a foreign holder will be subject to a Mexican withholding tax assessed at a rate of 4.9% if, as expected, (1) the notes are placed through banks or broker dealers in a country with which Mexico has entered into a tax treaty for the avoidance of double taxation, which is in effect, (2) we notify to the CNBV of the issuance of the notes pursuant to the Mexican Income Tax Law and Article 7 of the Mexican Securities Market Law and its regulations, and (3) we satisfy the information requirements specified from time to time in the general rules of the SHCP and the Tax Administration Service (the “SAT”) (including the filing of information related to the notes offering and this prospectus supplement). In the event that such requirements are not satisfied, the applicable withholding tax rate will be 10% or higher.

A higher income tax withholding rate will be applicable when a party is the beneficial owner, directly or indirectly, individually or jointly with any other related parties, of more than 5% of the aggregate amount of payments treated as interest on the notes, and such party is (1) a shareholder which directly or indirectly, individually or jointly with any other related parties, owns more than 10% of our outstanding capital stock entitled to vote or (2) an entity in which we, directly or indirectly, individually or jointly with any other related parties, own more than 20% of its outstanding capital stock. For purposes of this provision, related party means any person who has an interest in the business of any other person, any person has common interests with any other person or, a third party has an interest in the business or assets of such person.

Payments of interest made with respect to the notes to a non-Mexican pension or retirement fund will be generally exempt from Mexican withholding taxes; provided that (1) the fund is the beneficial owner of such interest income, (2) the fund is duly established pursuant to the laws of its country of residence, (3) the relevant interest income is exempt from taxation in such country of residence of the fund, and (4) the fund provides information to us, which we can provide to the SAT, in respect of such fund’s place of residence.

Under the Mexican Income Tax Law, payments of principal under the notes (except for principal in excess of the issue price, which, under Mexican law, are deemed to be interest) will not be subject to any Mexican withholding taxes.

Under the Mexican Income Tax Law, the payment of make-whole amounts as a result of the optional redemption of the notes, as provided in “Description of the Notes—Optional Redemption,” will be subject to the Mexican taxes pursuant to the rules described above with respect to interest payments.

Taxation of Disposition of Notes

Under the Mexican Income Tax Law, gains realized by a foreign holder from the sale or other disposition of notes to another foreign holder will not be subject to Mexican taxation.

Gains resulting from the sale or other disposition of our notes by a foreign holder to a Mexican resident for tax purposes or to a foreign holder that has a permanent establishment in Mexico will be subject to Mexican withholding taxes pursuant to the rules applicable to interest payments described above.

The acquisition of notes at a discount by a foreign holder will be deemed interest income and subject to Mexican withholding taxes if the seller is a Mexican resident for tax purposes or a foreign resident that has a permanent establishment in Mexico.

Other Mexican Taxes

Under current Mexican tax laws, there are no Mexican estate, inheritance, succession, gift or similar taxes generally applicable with respect to the acquisition, ownership or disposition of the notes by a foreign holder. There are no stamp, issue registration or similar taxes in Mexico payable by a foreign holder with respect to the notes.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters for the offering named below will enter into an underwriting agreement dated the date of this prospectus supplement, with respect to the notes. Subject to certain conditions set forth in the underwriting agreement, each underwriter has severally, and not jointly, agreed to purchase the principal amount of notes indicated in the following table.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	U.S.$	107,143,000
Citigroup Global Markets Inc.	U.S.$	107,143,000
Credit Agricole Securities (USA), Inc.	U.S.$	107,143,000
J.P. Morgan Securities LLC	U.S.$	107,143,000
Mizuho Securities USA LLC	U.S.$	107,143,000
SMBC Nikko Securities America, Inc.	U.S.$	107,143,000
BBVA Securities Inc.	U.S.$	107,143,000
BNP Paribas Securities Corp.	U.S.$	107,143,000
Citizens JMP Securities, LLC	U.S.$	107,143,000
HSBC Securities (USA) Inc.	U.S.$	107,143,000
ING Financial Markets LLC	U.S.$	107,143,000
Intesa Sanpaolo IMI Securities Corp.	U.S.$	107,143,000
Morgan Stanley & Co. LLC	U.S.$	107,142,000
Scotia Capital (USA) Inc.	U.S.$	107,142,000

Total	U.S.$	1,500,000,000

The underwriters are committed to take and pay for all of the notes being offered. The notes may be offered or sold through certain of the underwriters’ affiliates. The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Commissions and Discounts

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement less a concession not in excess of 0.300% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately U.S.$3,000,000.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. We will apply to list the notes on the NYSE. However, we cannot assure you that the prices at which the notes will sell in the market after this offering will not be lower than the initial offering prices or that an active trading market for the notes will develop and continue after this offering.

New York Stock Exchange Listing

Currently, there is no public market for the notes. We intend to apply to list the notes on NYSE, and we expect trading in the notes on the NYSE to begin within 30 days after the original issue date.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering, however, we will have no duty to issue additional notes. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

There is no assurance that the Underwriters (or person(s) acting on behalf of the Underwriters) will undertake stabilization action. Any stabilization action or over-allotment must be conducted by the Underwriters (or person(s) acting on behalf of any Underwriters) in accordance with all applicable laws and rules.

The underwriters and/or their affiliates may enter into derivative and/or structured transactions with clients, at their request, in connection with the notes, and the underwriters and/or their affiliates may also purchase some of the notes to hedge their risk exposure in connection with such transactions. Also, the underwriters and/or their affiliates may acquire the notes for their own proprietary accounts. Such acquisitions may have an effect on demand for and the price of the notes.

No Sales of Similar Securities

Neither the Issuer nor the Guarantor will, for a period of 10 days following the date hereof, without the prior written consent of the representatives of the underwriters, which consent shall not be unreasonably withheld, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer, the Guarantor, any affiliate of the Issuer or any person in privity with the Issuer or the Guarantor, directly or indirectly, or announce the offering of, any debt securities in the international capital markets that are issued or guaranteed by the Issuer or the Guarantor (other than the notes and convertible subordinated or exchangeable securities of the Issuer); provided, however, that notwithstanding the foregoing, nothing in the corresponding underwriting agreement shall be deemed to restrict the ability of the Issuer or the Guarantor to offer, sell, contract to sell, pledge or otherwise dispose of or announce an offering of certificados bursátiles in the local Mexican market and to enter into securitization transactions.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Issuer and to persons and entities with relationships with the Issuer, for which they received or will receive customary fees and expenses. In particular, affiliates of the underwriters are lenders under certain of our credit facilities, see “Item 5. Operating and

Financial Review and Prospects—Our Indebtedness” in the 2025 Annual Report. Certain of the underwriters or their affiliates hold a portion of the 2023 Credit Agreement and the Euro Credit Agreement. Accordingly, such underwriters or their affiliates may receive a portion of the proceeds of this offering if the net proceeds hereof are used to repay either credit facility.

Because 5% or more of the net proceeds of this offering may be paid to any underwriter and its affiliates, which is considered a “conflict of interest” under FINRA Rule 5121, this offering will be made in accordance with the applicable requirements of FINRA Rule 5121 regarding the underwriting of securities of a company with a member that has a conflict of interest within the meaning of those rules. Pursuant to FINRA Rule 5121(a)(1)(C), the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes offered pursuant to this prospectus supplement are investment grade rated under the requirements of paragraph (f)(8) of FINRA Rule 5121. In accordance with FINRA Rule 5121(c), no sales of the notes will be made to any discretionary account over which any underwriter with a conflict of interest exercises discretion without the prior specific approval of the account holder.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Issuer. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about the expected date of delivery of the notes specified on the cover page of this prospectus supplement, which is the third business day following the date hereof (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day before the date of delivery of the notes may be required, by virtue of the fact that the notes initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement and should consult their own advisors.

Electronic Distribution

In connection with the offering, certain of the underwriters may distribute this prospectus supplement and the accompanying prospectus by electronic means, such as e-mail.

Selling Restrictions

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”) from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the Prospectus Regulation.

United Kingdom

The notes are not intended to be offered, sold, distributed, or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) the expression “retail investor” means a person who is either one (or both) of the following: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of any offer and any debt securities to be offered so as to enable an investor to decide to buy or subscribe for the debt securities. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under the DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the UK will be made pursuant to one of the exemptions specified in Part 1 of Schedule 1 of the POATRs. The notes will not be “admitted to trading” on a “regulated market” in the UK within the meaning of Section 1.4.1R of the UK FCA’s PRM sourcebook and, accordingly, no document will be required to be published as a prospectus as approved by the FCA in accordance with the PRM. This prospectus supplement and the accompanying prospectus are not a prospectus for the purpose of the PRM or the POATRs.

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at (i) persons who are outside the UK, or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. Any debt securities offered and sold pursuant to this prospectus and any accompanying supplement are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such debt securities will be engaged in only with, relevant persons. This prospectus and any accompanying supplement must not be acted on or relied on in the UK by persons who are not relevant persons. In the UK, any investment or investment activity to which this prospectus and any accompanying supplement relates is only available to, and will be engaged in with, relevant persons only.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, The Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, The Laws of Hong Kong), or which do not constitute an offer to the public within the meaning of the Companies Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance and any rules made thereunder.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (as amended, the “FIEL”) and the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

Neither the prospectus nor this prospectus supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, neither the prospectus, this prospectus supplement or and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA;

except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise, intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus.

The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

Mexico

The notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and may not be offered or sold publicly in Mexico. The notes may be offered in Mexico to investors that qualify as institutional or qualified investors, pursuant to the private placement exemption set forth in article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores). We will notify the CNBV of the offering of the notes outside of Mexico and of the terms of the notes for information and statistical purposes only, and the delivery of such notice to, and the receipt thereof by, the CNBV is not a certification as to the investment quality of the notes, our solvency, liquidity or credit quality or the accuracy or completeness of the information set forth herein. The information contained in this prospectus supplement and the accompanying prospectus is exclusively our responsibility and has not been filed with, reviewed or authorized by, the CNBV. The acquisition of the notes by an investor who is a resident of Mexico will be based upon its own examination of us and the Guarantor and will be made under such investor’s own responsibility.

Peru

The notes and the information contained in this prospectus supplement have not been and will not be registered with or approved by the Peruvian Capital Markets Superintendency (Superintendencia del Mercado de Valores) or the Lima Stock Exchange. Accordingly, the notes cannot be offered or sold in Peru, except if such offering is considered a private offering under the securities laws and regulations of Peru. The Peruvian securities market law establishes, among others, that any particular offer may qualify as private if it is directed exclusively to institutional investors.

Chile

The notes being offered will not be registered under the Chilean Securities Market Law (Law No. 18,045, as amended) in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the Commission for the Financial Markets (Comisión para el Mercado Financiero) (the “CMF”) and, therefore, the notes are not subject to the supervision of the CMF. As unregistered securities in Chile, we are not required to disclose public information about the notes in Chile. Accordingly, the notes cannot and will not be publicly offered to persons in Chile unless they are registered in the corresponding Securities Registry or in circumstances that do not constitute a public offering under Chilean law or in compliance with CMF Rule 336. Pursuant to the Chilean Securities Market Law, a public offering of securities is an offering that is addressed to the general public or to certain specific categories or groups thereof. Considering that the definition of public offering is quite broad, even an offering addressed to a small group of investors may be considered to be addressed to a certain specific category or group of the public and therefore be considered public under applicable law. However, pursuant to CMF Rule 336, the notes may be privately offered in Chile to certain “qualified investors” identified as such therein (which in turn are further described in CMF Rule 216, dated June 12, 2008).

CMF Rule 336 requires the following information to be provided to prospective investors in Chile:

1.	Date of commencement of the offer: June 1, 2026. The offer of the notes is subject to General Rule (Norma de Carácter General) No. 336, dated June 27, 2012, issued by the CMF;

2.

The subject matter of this offer are securities not registered with the Securities Registry (Registro de Valores) of the CMF, nor with the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF, due to the notes not being subject to the oversight of the CMF;

3.	Since the notes are not registered in Chile there is no obligation by the Issuer to make publicly available information about the notes in Chile; and

4.	The notes shall not be subject to public offering in Chile unless registered with the relevant Securities Registry of the CMF.

CMF Rule 336 further requires the following information to be included in the Spanish language:

Aviso a los Inversionistas Chilenos

Los bonos no se registrarán al amparo de la Ley de Mercado de Valores de Chile (Ley No. 18,045 y sus correspondientes modificaciones) en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la Comisión para el Mercado Financiero (la “CMF”), por lo que tales valores no están sujetos a la fiscalización de ésta. Por tratarse de valores no inscritos en Chile, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores. Los bonos no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente o en circunstancias que no constituyan una oferta pública o cumpliendo con lo dispuesto en la Norma de Carácter General N°336 de la Comisión para el Mercado Financiero. De conformidad con la Ley de Mercado de Valores Chilena, se entiende por oferta pública de valores la dirigida al público en general o a ciertos sectores o a grupos específicos de éste. Considerando lo amplio de dicha definición, incluso una oferta dirigida a un pequeño grupo de inversionistas puede ser considerada como una oferta dirigida a ciertos sectores o a grupos específicos del público y por lo tanto considerada como pública bajo la ley aplicable. Sin embargo, en conformidad con lo dispuesto por la Norma de Carácter General N°336, los bonos podrán ser ofrecidos privadamente a ciertos “inversionistas calificados,” identificados como tal en dicha norma (y que a su vez están descritos en la Norma de Carácter General N°216 de la Comisión para el Mercado Financiero de fecha 12 de junio de 2008).

La siguiente información se proporciona a potenciales inversionistas de conformidad con la Norma de Carácter General N°336:

1.	La oferta de los bonos comienza el 1 de Junio de 2026, y se encuentra acogida a la Norma de Carácter General N° 336, de fecha 27 de junio de 2012, de la CMF;

2.	La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de la CMF;

3.	Por tratarse de valores no inscritos en Chile no existe la obligación por parte del emisor de entregar en Chile información pública sobre los mismos; y

4.	Estos valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Colombia

The notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Decree 2555 of 2010 to offer privately the notes to their Colombian clients.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation; provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Brazil

The offer and sale of the notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended, or unauthorized distribution under Brazilian laws and regulations. The notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the notes through a non- Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

LEGAL MATTERS

The validity of the notes and guarantees offered and sold in this offering will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, our special United States counsel, and for the underwriters by Cleary Gottlieb Steen & Hamilton LLP, New York, New York, special United States counsel to the underwriters. Certain matters of Mexican law relating to the notes will be passed upon for Cemex, S.A.B. de C.V. by Roger Saldaña Madero, our general counsel, and for the underwriters by Galicia Abogados, S.C., special Mexican counsel to the underwriters.

EXPERTS

The consolidated financial statements of Cemex, S.A.B. de C.V. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prospectus

Cemex, S.A.B. de C.V.

Debt Securities

Guarantees of Debt Securities

We may offer, issue and sell, together or separately, from time to time in one or more offerings, debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 10 before you make your investment decision.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE MEXICAN NATIONAL SECURITIES REGISTRY (REGISTRO NACIONAL DE VALORES) (THE “RNV”) MAINTAINED BY THE MEXICAN NATIONAL BANKING AND SECURITIES COMMISSION (COMISIÓN NACIONAL BANCARIA Y DE VALORES) (THE “CNBV”).

THIS PROSPECTUS IS SOLELY OUR RESPONSIBILITY AND HAS NOT BEEN REVIEWED OR AUTHORIZED BY THE CNBV. THE TERMS AND CONDITIONS OF ANY OFFER OF SECURITIES WILL BE NOTIFIED TO THE CNBV FOR INFORMATIONAL PURPOSES ONLY AND THE DELIVERY TO AND THE RECEIPT BY THE CNBV OF SUCH NOTICE DOES NOT CONSTITUTE OR IMPLY ANY CERTIFICATION AS TO THE INVESTMENT QUALITY OF THE SECURITIES OR OF OUR SOLVENCY, LIQUIDITY OR CREDIT QUALITY OR THE ACCURACY OR COMPLETENESS OF THE INFORMATION SET FORTH IN THIS PROSPECTUS. THE SECURITIES MAY NOT BE OFFERED, SOLD OR SUBJECT TO INTERMEDIATION ACTIVITIES IN MEXICO, ABSENT AN AVAILABLE EXEMPTION UNDER THE LEY DEL MERCADO DE VALORES (MEXICAN SECURITIES MARKET LAW). IN MAKING AN INVESTMENT DECISION, ALL INVESTORS, INCLUDING ANY MEXICAN CITIZEN WHO MAY ACQUIRE SECURITIES FROM TIME TO TIME, MUST RELY ON THEIR OWN EXAMINATION OF US AND ANY SUBSIDIARY GUARANTOR.

The date of this prospectus is June 1, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this process, we may offer and sell from time to time any combination of debt securities or guarantees of debt securities as described in this prospectus. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

When used in this prospectus, the terms “Cemex,” the “Company,” “we,” “us” or “our” refer to Cemex, S.A.B. de C.V. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

Cemex, S.A.B. de C.V. is a “foreign private issuer” within the meaning of the rules of the SEC. Cemex, S.A.B. de C.V. files periodic reports and furnishes other information with the SEC consistent with the requirements for a foreign private issuer. This information is available to the public at the SEC’s website at www.sec.gov. The information on the SEC’s website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed or furnished separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed or furnished document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed or furnished with the SEC.

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on April 24, 2026;

•

any annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus or the expiration of this registration statement;

•	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on June 1, 2026; and

•

any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus, to the extent that information in such reports is identified as being incorporated by reference in this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

Upon written or oral request, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:

Cemex, S.A.B. de C.V.

Avenida Ricardo Margáin Zozaya #325

Colonia Valle del Campestre

San Pedro Garza García, Nuevo León, 66265, Mexico

Attn: Patricio Treviño-Investor Relations

Telephone: +1 (212) 317-6011 / +52 (81) 8888-4327

Email: ir@cemex.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act of 1934. We intend these forward-looking statements to be covered by the “safe harbor” provisions for forward-looking statements within the meaning of applicable securities laws and regulations in all jurisdictions where such provisions exist, including but not limited to the United States Private Securities Litigation Reform Act of 1995. In some cases, these statements can be identified by the use of forward-looking words such as, but not limited to, “will,” “may,” “assume,” “might,” “should,” “could,” “continue,” “would,” “can,” “consider,” “anticipate,” “estimate,” “expect,” “envision,” “plan,” “believe,” “foresee,” “predict,” “potential,” “target,” “goal,” “strategy,” “intend,” “aimed,” or other forward-looking words. Unless otherwise indicated, these forward-looking statements reflect our current expectations and projections about the future, which are based on certain assumptions and on our knowledge of facts and circumstances as of the date such forward-looking statements are made. These forward-looking statements and information necessarily involve risks, uncertainties and assumptions, including, but not limited to, statements related to our plans, objectives, goals, targets and expectations (operative, financial or otherwise) and other important factors that could cause results and any estimate, projection and/or guidance presented in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference to differ materially from historical results, performance and/or achievements or those anticipated by forward-looking statements. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to be correct, and actual results, performance and/or achievements may vary, including materially, from historical results, performance and/or achievements or those anticipated by forward-looking statements due to various factors. Among others, such risks, uncertainties, assumptions, and other important factors that could cause results and any estimate, projection and/or guidance presented in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference to differ or fail to materialize, or that otherwise could have an impact on us include, but are not limited to:

•

changes in general economic, political and social conditions, including government shutdowns, new governments or regimes and decisions implemented by such new governments or regimes, changes in laws or regulations in the countries in which we do business, elections, changes in inflation, interest and foreign exchange rates, employment levels, population growth, any slowdown in the flow of remittances into countries where we operate, consumer confidence, and the liquidity of the financial and capital markets in Mexico, the United States, the European Union (the “EU”), the United Kingdom or other countries in which we operate;

•	the cyclical activity of the construction sector and reduced construction activity in our end markets or reduced use in our end markets for our products;

•

our exposure to sectors that impact our and our clients’ businesses, particularly those operating in the commercial and residential construction sectors, and the public and private infrastructure and energy sectors;

•	volatility in pension plan asset values and liabilities, which may require cash or other contributions to the pension plans;

•	changes in spending levels for residential and commercial construction and general infrastructure projects;

•	the availability of short-term credit lines or working capital facilities, which can assist us in connection with market cycles;

•

any impact of not maintaining investment grade debt rating or not obtaining investment grade debt ratings from additional rating agencies on our cost of capital and on the cost of the products and services we purchase;

•

availability of raw materials and related fluctuating prices of raw materials, as well as of general goods and services, in particular increases in prices of raw materials, goods and services, as a result of inflation, trade barriers, measures imposed by governments or as a result of conflicts between countries that disrupt supply chains;

•	our ability to maintain and expand our distribution network and maintain favorable relationships with third parties who supply us with equipment, services and essential supplies;

•	competition in the markets in which we offer our products and services;

•

the impact of environmental cleanup costs and other remedial actions, and other environmental, climate and related liabilities relating to existing and/or divested businesses, assets and/or operations;

•	our ability to secure and permit aggregates reserves in strategically located areas in amounts that our operations require to operate or operate in a cost-efficient manner;

•	the timing and amount of federal, state, and local funding for infrastructure;

•	changes in our effective tax rate;

•

our ability to comply with regulations and implement technologies and other initiatives that aim to reduce and/or capture CO2 emissions and comply with related carbon emissions regulations in place in the jurisdictions where we have operations;

•

the legal and regulatory environment, including environmental, climate, trade, energy, tax, antitrust, sanctions, import and export controls, construction, human rights, and labor welfare, and acquisition-related rules and regulations in the countries and regions in which we have operations;

•	the effects of currency fluctuations on our results of operations and financial condition;

•

our ability to satisfy our obligations under our debt agreements, the indentures that govern our outstanding senior notes and long-term notes in the Mexican market and our other debt instruments and financial obligations, and also regarding our subordinated notes with no fixed maturity and other financial obligations;

•

adverse legal or regulatory proceedings or disputes, such as class actions or enforcement or other proceedings brought by third parties, government and regulatory agencies, including antitrust investigations and claims;

•	our ability to protect our reputation and intellectual property;

•

our ability to consummate asset sales or consummate asset sales in terms favorable to us, fully integrate newly acquired businesses, achieve cost-savings from our cost-reduction initiatives, implement our pricing and commercial initiatives for our products and services, and generally meet our business strategy’s goals;

•

the increasing reliance on information technology infrastructure for our sales, invoicing, procurement, financial statements, and other processes that can adversely affect our sales and operations in the event that the infrastructure does not work as intended, experiences technical difficulties, or is subjected to invasion, disruption, or damage caused by circumstances beyond our control, including cyber-attacks, catastrophic events, power outages, natural disasters, computer system or network failures, or other security breaches;

•

the effects of climate change, in particular reflected in weather conditions, including, but not limited to, excessive rain and snow, shortage of usable water, wildfires and natural disasters, such as earthquakes, hurricanes, tornadoes and floods, that could affect our facilities or the markets in which we offer our products and services or from where we source our raw materials;

•

trade barriers, including, but not limited to, tariffs or import taxes, including those imposed by the United States to key markets in which we operate, in particular, Mexico, China and the EU, and changes in existing trade policies or changes to, or withdrawals from, free trade agreements, including the United States-Mexico-Canada Agreement, and the overall impact that the imposition or threat of trade barriers may cause on the overall economy of the countries in which we do business or that are part of our global supply chain;

•

availability and cost of trucks, railcars, barges, and ships, terminals, warehouses, as well as their licensed operators, drivers, staff and workers, for transport, loading and unloading of our materials or that are otherwise a part of our supply chain;

•	labor shortages and constraints;

•	our ability to hire, effectively compensate and retain our key personnel and maintain satisfactory labor relations;

•

our ability to detect and prevent money laundering, terrorism financing and corruption, as well as other illegal activities and how any measures implemented by governments to detect and prevent money laundering, terrorism financing and corruption, and other illegal activities, affect our customers, suppliers and countries in which we do business;

•

defaults, losses or disruptions in agreements, financial transactions or operations resulting from sanctions or restrictions imposed on any financial institution, including, but not limited to, banks, common representatives, trustees, payment processors, paying agents or other financial intermediaries, or any related parties;

•

terrorist and organized criminal activities, social unrest, as well as geopolitical events, such as global, regional or national instability, hostilities, war, and armed conflicts, including the current war between Russia and Ukraine, the ongoing war among Israel, the United States and the Islamic Republic of Iran, conflicts in the Middle East and any insecurity and hostilities in Mexico related to illegal activities or organized crime and any actions any government takes to prevent these illegal activities and organized crime;

•

the impact of pandemics, epidemics, or outbreaks of infectious diseases and the response of governments and other third parties, which could adversely affect, among other matters, the ability of our operating facilities to operate at full or any capacity, supply chains, international operations, availability of liquidity, investor confidence and consumer spending, as well as the availability of, and demand for, our products and services;

•	changes in the economy that affect demand for consumer goods, consequently affecting demand for our products and services;

•	the depth and duration of an economic slowdown or recession, instability in the business landscape and lack of availability of credit;

•	declarations of insolvency or bankruptcy, or becoming subject to similar proceedings;

•	natural disasters and other unforeseen events (including global health hazards such as COVID-19);

•

our ability to implement our climate action program in effect at any given time, if any, including our current “Future in Action” climate action and nature program, and to achieve our sustainability goals and objectives in effect at any given time, if any, including under our current “Future in Action” climate action and nature program; and

•

the other risks and uncertainties described under “Item 3. Key Information—Risk Factors” in our most recent Annual Report on 20-F, which is incorporated in this prospectus by reference, as well as in any reports on Form 6-K that may be incorporated by reference in this prospectus or a prospectus supplement.

Many factors could cause our expectations, expected results, and/or projections expressed in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference not being reached and/or not producing the expected benefits and/or results, as any such benefits or results are subject to uncertainties, costs, performance, and rate of success and/or implementation of technologies, some of which are not yet proven, among other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance and/or achievements may vary materially from historical results, performance, and/or achievements and/or results, performance, or achievements expressly or implicitly anticipated by the forward-looking statements, or otherwise could have an impact on us. Forward-looking statements should not be considered guarantees of future performance, and past results or developments are not indicative of results or developments in subsequent periods. Actual results, performance and/or achievements of our operations and the development of market conditions in which we operate, or other circumstances that may materialize, may differ materially from those described in, or suggested by, the forward-looking statements contained herein, and events referenced therein. Any or all of our forward-looking statements may turn out to be inaccurate and the factors identified above are not exhaustive. Accordingly, you should not place undue reliance on forward-looking statements, as such forward-looking statements speak only as of the date on which they are made. The forward-looking statements contained in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference speak only as of the date of the document in which such statements were made and are subject to change without notice; and, except to the extent legally required, we expressly disclaim any obligation or undertaking to update or correct the information contained in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference, or revise any forward-looking statements in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference, whether to reflect new information, the occurrence of anticipated or unanticipated future events or circumstances, any change in our expectations regarding those forward-looking statements, any change in events, conditions, or circumstances on which any such statement is based, or otherwise.

CAUTIONARY STATEMENT REGARDING ENVIRONMENTAL, SOCIAL, AND GOVERNANCE (“ESG”) AND SUSTAINABILITY-RELATED DATA, METRICS, AND METHODOLOGIES

This prospectus and any accompanying prospectus supplement and any documents incorporated by reference includes non-financial metrics, estimates, or other information related to ESG and sustainability matters that are subject to significant uncertainties, which may include the methodology, collection, and verification of data, various estimates, and assumptions, and/or underlying data that is obtained from third parties, some of which cannot be independently verified.

The preparation of certain information on ESG and sustainability matters contained in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference requires the application of a number of key judgments, assumptions, and estimates. The reported measures in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference reflect good faith estimates, assumptions, and judgments at the given point in time. There is a risk that these judgments, estimates, or assumptions may subsequently prove to be incorrect and/or, to the extent legally required, may need to be restated or changed. The disclosure of information on sustainability-related matters is not yet subject to the same recognized or accepted reporting or accounting principles and rules as traditional financial information. Consequently, there are no commonly accepted reporting practices for us to follow, and ESG metrics among organizations in our industry may not be comparable. In addition, the underlying data, systems, and controls that support non-financial reporting are generally considerably less sophisticated than the systems and internal control for financial reporting and rely on manual processes. This may result in non-comparable information between organizations and/or between reporting periods within organizations as methodologies continue to develop and/or be socialized. The further development of or changes to accounting and/or reporting standards could materially impact the performance metrics, data points, and targets contained in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference, and the reader may not be able to compare non-financial information performance metrics, data points, or targets between reporting periods on a direct like-for-like basis.

Additionally, the information disclosed in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference contains references to “green,” “social,” “sustainable,” or equivalent-labelled activities, products, assets, or projects. There is currently no single globally recognized or accepted, consistent and comparable set of definitions or standards (legal, regulatory, or otherwise) of, nor widespread cross-market consensus (i) as to what constitutes, a “green,” “social,” “sustainable,” or having equivalent-labelled activity, product, or asset; (ii) as to what precise attributes are required for a particular activity, product, or asset to be defined as “green,” “social,” “sustainable” or such other equivalent label; or (iii) as to climate and sustainable funding and financing activities and their classification and reporting.

Therefore, there is little certainty, and no assurance or representation is given, that such activities, products, assets, or projects and/or reporting of such activities, products, assets or projects will meet any present or future expectations or requirements for describing or classifying such activities, products, assets or projects as “green,” “social,” “sustainable,” or attributing similar labels. We expect policies, regulatory requirements, standards, and definitions to be developed and continuously evolve over time.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING ESG OR SUSTAINABILITY STATEMENTS

Certain sections in this prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain ESG- or sustainability-related forward-looking statements, such as aims, ambitions, estimates, forecasts, plans, projections, targets, goals and other metrics, including but not limited to: climate and emissions, business and human rights, corporate governance, research and development and partnerships, development of products and services that intend to address sustainability-related concerns and sustainability related targets/ ambitions when finalized, including the implementation of technologies and other initiatives that aim to reduce and/or capture CO2 emissions. These forward-looking statements also include references to specific programs, such as our current “Future in Action” climate action and nature program, as well as various ESG-related indicators, objectives or metrics disclosed previously or that may be disclosed in the future, none of which are guarantees and any and all of which may ultimately not be achieved or may be abandoned at any time, whether in part, in full, or within any specific timeframe. There are many significant uncertainties, assumptions, judgements, opinions, estimates, forecasts and statements made of future expectations underlying these forward-looking statements which could cause actual results, performance, outcomes or events to differ materially from those expressed or implied in these forward-looking statements, which include, but are not limited to:

•	the extent and pace of climate change, including the timing and manifestation of physical and transition risks;

•	the macroeconomic environment;

•	uncertainty around future climate-related policy and regulations, including the timely implementation and integration of adequate government policies;

•	the effectiveness of actions of governments, legislators, regulators, businesses, investors, customers, and other stakeholders to mitigate the impact of climate and sustainability-related risks;

•	changes in customer behavior and demand, changes in the available technology for mitigation and the effectiveness of any such technologies, as some of these new technologies may be unproven;

•	excessive costs and expenses related to acquire and/or develop technology for mitigation;

•	the roll-out of low carbon infrastructure;

•	the availability and adoption of renewable energy in our value chain;

•

the development of carbon capture, circular utilization, and sequestration technologies, including the adoption of cost-effective carbon-related technologies such as carbon capture, utilization, and storage;

•	the availability of accurate, verifiable, reliable, consistent, and comparable climate-related data;

•	lack of transparency and comparability of climate-related forward-looking methodologies;

•	variation in approaches and outcomes, as variations in methodologies may lead to under or overestimates and consequently present exaggerated indication of climate-related risk; and

•	reliance on assumptions and future uncertainty (calculations of forward-looking metrics are complex and require many methodological choices and assumptions).

Accordingly, undue reliance should not be placed on these forward-looking statements. Furthermore, changing national and international standards, industry and scientific practices, regulatory requirements, and market expectations regarding climate change, which remain under continuous development, are subject to different interpretations.

There can be no assurance that these standards, practices, requirements, and expectations will not be interpreted differently than our understanding when defining sustainability-related ambitions and targets or change in a manner that substantially increases the cost or effort for us to achieve such ambitions and targets.

THE COMPANY

Cemex, S.A.B. de C.V. is an operating and a holding company engaged, directly or indirectly, through its operating subsidiaries, primarily in the production, distribution, marketing and sale of cement, ready-mix concrete, aggregates, clinker, other construction materials and a portfolio of complementary products designed to address urbanization opportunities and evolving industry trends throughout the world. Cemex, S.A.B. de C.V. also owns a substantial part of the intangible assets and intellectual property used by it and its operating subsidiaries in connection with the conduct of their respective business operations worldwide. We also provide related services and reliable construction-related services to customers and communities and maintain business relationships in more than 65 countries throughout the world.

We are one of the largest cement companies in the world, based on annual installed cement production capacity. As of December 31, 2025, we had 78.0 million tons of annual installed cement production capacity and our cement sales volumes in 2025 were 48.0 million tons. We estimate we are one of the largest ready-mix concrete and aggregates companies in the world with annual sales volumes of 42.9 million cubic meters and 132.5 million tons, respectively, in each case, based on our annual sales volumes in 2025. In 2025, we traded approximately 12 million tons of cementitious and non-cementitious materials in more than 65 countries, including approximately 8 million tons of cement and clinker and approximately 4 million tons of cementitious and other materials.

We operate in different parts of the world, with operations in Mexico, the United States, Europe, the Middle East and Africa region, and the South America, Central America and Caribbean region.

Cemex, S.A.B. de C.V. is a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico, with its principal executive offices located at Avenida Ricardo Margáin Zozaya #325, Colonia Valle del Campestre, San Pedro Garza García, Nuevo León, 66265, Mexico. Cemex, S.A.B. de C.V.’s main phone number is +52 81 8888-8888. Our website is located at www.cemex.com. The information on our website is not, and is not intended to be, part of, or incorporated by reference in, this prospectus or any accompanying prospectus supplement.

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 20-F (together with any material changes thereto contained in subsequent reports we file or furnish with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement) and those contained in our other reports we file or furnish with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities offered by us as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities.

The following description briefly sets forth certain general terms and provisions of the debt securities. Certain of our subsidiaries may guarantee the debt securities offered under this prospectus. The particular terms of the debt securities and the guarantees offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities and the guarantees, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities and any related guarantees will be issued in one or more series under an indenture to be entered into between us and The Bank of New York Mellon, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities and the guarantees will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities and guarantees.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture; provided that if such notes are not fungible for US tax purposes, they will have a separate CUSIP.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

Any debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. Each prospectus supplement will describe any guarantees for the benefit of the series of debt securities to which it relates, including required financial information of the subsidiary guarantors, as applicable.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture, the debt securities and the guarantees shall be construed in accordance with and governed by the laws of the State of New York.

LEGAL MATTERS

Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP and Roger Saldaña Madero, General Counsel of Cemex, S.A.B. de C.V., will provide opinions regarding the authorization and validity of the securities. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Cemex, S.A.B. de C.V. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG Cárdenas Dosal, S.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Cemex, S.A.B. de C.V. is a publicly traded variable stock corporation (sociedad anónima bursátil de capital variable) organized under the laws of Mexico. Most of the members of its Board of Directors and its senior management reside in Mexico, and all or a significant portion of the assets of those persons may be, and a substantial part of Cemex’s assets are, located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon such persons or to enforce against them or against Cemex, S.A.B. de C.V. in the U.S. courts judgments predicated upon the civil liability provisions of the federal securities laws of the United States. There is doubt as to the enforceability in Mexico, either in original actions or in actions for enforcement of judgments of U.S. courts, of civil liabilities predicated on the U.S. federal securities laws.

U.S.$1,500,000,000 5.750% Senior Notes due 2036

Cemex, S.A.B. de C.V.

Guaranteed by

Cemex Corp.

PROSPECTUS SUPPLEMENT

Joint Bookrunners

BofA Securities	Citigroup	Crédit Agricole CIB
J.P. Morgan	Mizuho	SMBC Nikko

BBVA	BNP PARIBAS	Citizens Capital Markets	HSBC
ING	IMI - Intesa Sanpaolo	Morgan Stanley	Scotiabank

June 2, 2026